EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                 January 4, 2000

                                     between

                          COMPAQ COMPUTER CORPORATION,

                                    ITY CORP.

                                       and

                                  INACOM CORP.

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                                TABLE OF CONTENTS

                             ----------------------

                                                                            Page

                                    ARTICLE 1

                                   Definitions

Section 1.01.  Definitions.....................................................1

                                    ARTICLE 2

                                Purchase and Sale

Section 2.01.  Purchased Assets................................................4
Section 2.02.  Excluded Assets.................................................4
Section 2.03.  Assumed Liabilities.............................................4
Section 2.04.  Excluded Liabilities............................................4
Section 2.05.  Assignment of Contracts and Rights..............................5
Section 2.06.  Purchase Price; Allocation of Purchase Price....................6
Section 2.07.  Closing.........................................................6
Section 2.08.  Closing Statement...............................................7
Section 2.09.  Adjustment of Purchase Price....................................9

                                    ARTICLE 3

                    Representations and Warranties of Seller

Section 3.01.  Corporate Existence and Power..................................11
Section 3.02.  Corporate Authorization........................................11
Section 3.03.  Governmental Authorization.....................................11
Section 3.04.  Noncontravention...............................................12
Section 3.05.  Required and Other Consents....................................12
Section 3.06.  Financial Statements...........................................12
Section 3.07.  Absence of Certain Changes.....................................12
Section 3.08.  No Undisclosed Material Liabilities............................14
Section 3.09.  Material Contracts.............................................14
Section 3.10.  Litigation.....................................................15
Section 3.11.  Compliance with Laws and Court Orders..........................16
Section 3.12.  Properties.....................................................16
Section 3.13.  Sufficiency of and Title to the Purchased Assets...............17
Section 3.14.  Intellectual Property..........................................17
Section 3.15.  Licenses and Permits...........................................18
Section 3.16.  Finders' Fees..................................................18
Section 3.17.  Environmental Compliance.......................................19
Section 3.18.  Year 2000 Compliance ..........................................20




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                                                                            Page

Section 3.19.  No Transfer of Substantially All of Seller's Assets............20
Section 3.20.  Financing......................................................21

                                    ARTICLE 4

                     Representations and Warranties of Buyer

Section 4.01.  Corporate Existence and Power..................................21
Section 4.02.  Corporate Authorization........................................21
Section 4.03.  Governmental Authorization.....................................21
Section 4.04.  Noncontravention...............................................22
Section 4.05.  Finders' Fees..................................................22

                                    ARTICLE 5

                               Covenants of Seller

Section 5.01.  Conduct of the Business........................................22
Section 5.02.  Access to Information; Confidentiality.........................23
Section 5.03.  Seller's Sales Personnel.......................................24
Section 5.04.  ICG Alliance...................................................24
Section 5.05.  Leasehold Defaults.............................................24
Section 5.06.  Use of Proceeds................................................24

                                    ARTICLE 6

                               Covenants of Buyer

Section 6.01.  Access.........................................................25
Section 6.02.  Products for Seller's Franchisees..............................25

                                    ARTICLE 7

                          Covenants of Buyer and Seller

Section 7.01.  Further Assurances.............................................25
Section 7.02.  Certain Filings................................................26
Section 7.03.  Public Announcements...........................................26
Section 7.04.  Trademarks; Tradenames.........................................26
Section 7.05.  Warn Act.......................................................27
Section 7.06.  Notices of Certain Events......................................27
Section 7.07. Operating Agreements............................................27

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                                                                            Page

                                    ARTICLE 8

                                   Tax Matters

Section 8.01.  Tax Definitions................................................28
Section 8.02.  Tax Matters....................................................28
Section 8.03.  Tax Cooperation; Allocation of Taxes...........................28

                                    ARTICLE 9

                                Employee Benefits

Section 9.01.  Employee Benefits Representations..............................30
Section 9.02.  Employees and Offers of Employment.............................31
Section 9.03.  Seller's Employee Benefit Plans................................32
Section 9.04.  Buyer Benefit Plans............................................34
Section 9.05.  Inactive Employees.............................................35
Section 9.06.  Severance Benefits.............................................35
Section 9.07.  COBRA..........................................................36
Section 9.08.  Continuation of Certain Administrative Services and
                  Insurance Coverage..........................................36
Section 9.09.  Short Term Disability..........................................37
Section 9.10.  Foreign Benefit Plans..........................................37
Section 9.11.  Cooperation....................................................38
Section 9.12.  No Third Party Beneficiaries...................................38

                                   ARTICLE 10

                              Conditions to Closing

Section 10.01.  Conditions to Obligations of each Party.......................39
Section 10.02.  Conditions to Obligation of Buyer.............................39
Section 10.03.  Conditions to Obligation of Seller............................40

                                   ARTICLE 11

                            Survival; Indemnification

Section 11.01.  Survival......................................................41
Section 11.02.  Indemnification...............................................41
Section 11.03.  Procedures....................................................42

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                                                                            Page

                                   ARTICLE 12

                                   Termination

Section 12.01.  Grounds for Termination.......................................42
Section 12.02.  Effect of Termination.........................................43

                                   ARTICLE 13

                                  Miscellaneous

Section 13.01.  Notices.......................................................43
Section 13.02.  Amendments and Waivers........................................44
Section 13.03.  Fees and Expenses.............................................45
Section 13.04.  Successors and Assigns........................................45
Section 13.05.  Governing Law.................................................45
Section 13.06.  Jurisdiction..................................................45
Section 13.07.  WAIVER OF JURY TRIAL..........................................45
Section 13.08.  Counterparts; Third Party Beneficiaries.......................46
Section 13.09.  Entire Agreement..............................................46
Section 13.10.  Bulk Sales Laws...............................................46
Section 13.11.  Parent Guarantee..............................................46
Section 13.12.  Schedules.....................................................46




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                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (the "Agreement") dated as of January 4, 2000 among Compaq Computer Corporation, a Delaware corporation ("Parent") (solely for purposes of Section 13.11), ITY Corp., a Delaware corporation ("Buyer") and wholly-owned subsidiary of Parent, and InaCom Corp., a Delaware corporation ("Seller").

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.01.  Definitions.

          (a) The following terms, as used herein, have the following meanings:

         "affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such other person.

         "Business" has the meaning set forth in Schedule 1.01.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

         "knowledge"  means (i) with  respect  to  Seller  (A) for  purposes  of
Section 5.01, the actual knowledge of Gerald Gagliardi, Jon Wellman, Thomas Fitzpatrick, Bill Fairfield, William Janeway or Dick Anderson and (B) for all other purposes, the actual knowledge of Gerald Gagliardi, Jon Wellman, Thomas Fitzpatrick, Bill Fairfield, William Janeway, David Guenthner, Mike Steffan, Dick Oshlo or Dick Anderson; and (ii) with respect to any other person, the actual knowledge of such person.

         "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Business or the Purchased Assets and Assumed Liabilities, except any such effect resulting from or arising in connection with (i) changes in economic conditions in the United States generally, (ii) changes or conditions affecting the computer products or services industry generally or (iii) changes resulting from any adverse action taken by any customer or supplier of the Business as a result of the announcement of this Agreement or the transactions contemplated hereby, provided that Seller has used reasonable best efforts to maintain its relationship with such customer or supplier, and has notified Buyer about such adverse action.

         "person"  means  an  individual,   corporation,   partnership,  limited
liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "subsidiary" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such person.

          (b) A reference in this Agreement to any statute shall be to such statute as amended from time to time and to the rules and regulations promulgated thereunder.

          (c) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                               Section

----                                                               -------
Accounting Referee                                                   2.06
Agreement                                                          preamble
Apportioned Obligations                                              8.03
Assumed Liabilities                                                  2.03
Balance Sheet                                                        2.08
Balance Sheet Date                                                   3.07
Base Net Worth                                                       2.09
Business Employees                                                   9.02
Business Intellectual                                                3.14
Business Trademarks and Tradenames                                   7.04
Buyer                                                              preamble
Buyer 401(k) Plans                                                   9.03
Closing                                                              2.07
Closing Date                                                         2.07
Closing Net Worth                                                    2.08
Closing Plan Year                                                    9.03
Closing Statement                                                    2.08
Code                                                                 8.01
Confidentiality Agreement                                            5.02
Configuration Employee                                               9.02
Contracts                                                            2.01




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Term                                                               Section

----                                                               -------
Damages                                                             11.02
Employee Plan                                                        9.01
ERISA                                                                9.01
ERISA Affiliate                                                      9.01
Excess Payment                                                       2.09
Exchange Agreement                                                   3.03
Excluded Assets                                                      2.02
Excluded Liabilities                                                 2.04
Final Net Worth                                                      2.09
HSR Act                                                              3.03
Inactive Business Employee                                           9.05
Indemnified Party                                                   11.03
Indemnifying Party                                                  11.03
Intellectual Property Rights                                         3.14
IT Employee                                                          9.02
Make-Up Payment                                                      2.09
Marketing Employee                                                   9.02
Other Consents                                                       3.05
Parent                                                             preamble
Permits                                                              3.15
Permitted Liens                                                      3.12
Post-Closing Tax Period                                              8.03
Pre-Closing Tax Period                                               8.01
Property Rights                                                      3.14
Purchased Assets                                                     2.01
Purchase Price                                                       2.06
Real Property                                                        3.12
Required Consents                                                    3.05
Seller                                                             preamble
Seller 401(k) Plans                                                  9.01
Seller FSA                                                           9.04
Seller Indebtedness                                                  3.20
Tax                                                                  8.01
Tax Allocation Statement                                             2.06
Taxing Authority                                                     8.01
Transfer Taxes                                                       8.03
Transferred Employee                                                 9.02
WARN Act                                                             7.05





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                                    ARTICLE 2

                                Purchase and Sale

         Section 2.01. Purchased Assets. Except as otherwise provided in Sections 2.02 and 2.05 and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer at the Closing, all right, title and interest of Seller and its subsidiaries in, to and under

          (a)  the  assets,   properties   and  business,   of  every  kind  and
description, held or used primarily in connection with the Business as the same shall exist on the Closing Date, and

          (b) the assets, properties and businesses described on Schedule 2.01 (the items in clauses (a) and (b) collectively, the "Purchased Assets"),

in the case of tangible Purchased Assets, free and clear of all Liens, other than Permitted Liens and Liens disclosed on Schedule 3.12(b).

         Section 2.02. Excluded Assets. Notwithstanding anything else contained in this Agreement, the Purchased Assets shall not include all right, title and interest of Seller and its subsidiaries in, to and under the assets, properties and businesses described on Schedule 2.02 (such excluded assets, properties and businesses being referred to as the "Excluded Assets").

         Section  2.03.  Assumed  Liabilities.  Except as otherwise  provided in
Section 2.04 and subject to the terms and conditions of this Agreement, Buyer agrees, effective as of Closing, to assume all liabilities or obligations of Seller and its subsidiaries of any kind, character or description (whether known or unknown, accrued, absolute, contingent or otherwise)

          (a) primarily relating to or arising out of the conduct of the Business or the ownership or use of the Purchased Assets, or

          (b) described on Schedule 2.03 or to be assumed by Buyer in Article 8 or Article 9 (the items in clauses (a) and (b) collectively, the "Assumed Liabilities").

          Section 2.04. Excluded Liabilities. Notwithstanding anything else contained in this Agreement, Buyer is not assuming any liability or obligation of Seller or any of its subsidiaries (or any predecessor thereof or any prior owner of all or part of any of their businesses, properties and assets) of whatever nature, whether presently in existence or arising hereafter, known or unknown, accrued, absolute, contingent or otherwise, other than the Assumed Liabilities and, in any event, Buyer is not assuming any of the following:

          (a) except as provided in Article 8 with respect Apportioned Obligations and transfer taxes, any liability or obligation for Taxes of Seller or any of its subsidiaries or any member of any consolidated, affiliated, combined or unitary group of which Seller or any of its subsidiaries is or has been a member, arising on or prior to the Closing Date;

          (b) except to the extent provided in Article 9, all liabilities or obligations relating to employees or their compensation or benefits;

          (c) any liability or obligation under any indebtedness for borrowed money (other than in respect of the Agreement for Wholesale Financing with Deutsche Financial Services Corp. dated as of December 24, 1998, as amended on May 25, 1999 and December 23, 1999);

          (d)   any liability or obligation described on Schedule 2.04;

          (e)   any liability or obligation relating to Excluded Assets; and

          (f) any liability or obligation arising under or relating to any Environmental Law which does not primarily relate to or arise out of the conduct of the Business or the ownership or use of the Purchased Assets.

All such  liabilities  and  obligations  not  being  assumed  by Buyer  shall be
retained  by  and  remain   liabilities   and  obligations  of  Seller  and  its
subsidiaries (the "Excluded Liabilities").

         Section 2.05. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any right or benefit arising thereunder or resulting therefrom if an attempted assignment, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller or their affiliates thereunder. Buyer and Seller will use reasonable efforts (but without any payment of money) to obtain any required consents to the assignment of the Purchased Assets to Buyer as Buyer may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement.

         Section 2.06. Purchase Price; Allocation of Purchase Price. (a) The purchase price for the Purchased Assets (the "Purchase Price") is $369.5 million in cash. The Purchase Price shall be paid as provided in Section 2.07 and shall be subject to adjustment as provided in Section 2.09.

          (b) As soon as practicable after the determination of the Final Net Worth, the Buyer shall deliver to the Seller a statement (the "Tax Allocation Statement"), allocating the Purchase Price, as adjusted pursuant to Section 2.09 (plus Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) among the Purchased Assets in accordance with Section 1060 of the Code. If within 30 days after the delivery of the Tax Allocation Statement the Seller notifies the Buyer in writing that the Seller objects to the allocation set forth in the Tax Allocation Statement, the Buyer and the Seller shall use commercially reasonable efforts to resolve such dispute within 30 days. In the event that the Buyer and the Seller are unable to resolve such dispute within 30 days, the Buyer and the Seller shall jointly retain a nationally recognized accounting firm (the "Accounting Referee") to resolve the disputed items. Upon resolution of the disputed items, the allocation reflected on the Tax Allocation Statement shall be adjusted to reflect such resolution. The costs, fees and expenses of the Accounting Referee shall be borne equally by Buyer and Seller.

          (c) Seller and Buyer agree to (i) be bound by the Tax Allocation Statement and (ii) act in accordance with the Tax Allocation Statement in the preparation, filing and audit of any Tax return.

          (d) Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

          Section 2.07. Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than 10 business days, after satisfaction of the conditions set forth in Article 10, or at such other time or place as Buyer and Seller may agree. "Closing Date" means the date of the Closing. At the Closing:

          (a) Buyer shall deliver to Seller the Purchase Price in immediately available funds by wire transfer to an account of Seller with a bank in New York

City designated by Seller, by notice to Buyer, not later than three days prior to the Closing Date,

          (b) Seller and Buyer shall enter into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A, and

          (c) Seller shall deliver to Buyer such deeds, bills of sale, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary to vest in Buyer all right, title and interest of Seller and its subsidiaries in, to and under the Purchased Assets. Such instruments of conveyance and assignment shall not contain any representation or warranty or covenant in addition to those contained herein; nor shall the parties' rights or obligations thereunder be different from those contained herein.

         Section 2.08. Closing Statement. (a) As promptly as practicable but in no event later than 30 days after the Closing Date, Seller will close its books and records relating to the Purchased Assets and Assumed Liabilities in order to permit Buyer to prepare the Closing Statement. As promptly as practicable thereafter but no later than 60 days after the closing of such books and records, Buyer will cause to be prepared and delivered to Seller a closing statement of Purchased Assets and Assumed Liabilities (the "Closing Statement") together with a report of Buyer's independent accountant thereon, and a certificate based on such Closing Statement setting forth Buyer's calculation of Closing Net Worth. The Closing Statement shall (x) fairly present the Purchased Assets and Assumed Liabilities as at the close of business on the Closing Date in accordance with U.S. generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audited balance sheet of Seller included in Seller's Supplemental Consolidated Financial Statements included in Seller's report on Form 8-K/A dated March 3, 1999 (the "Seller 8-K"), (y) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of such financial statements and
(z) include line items substantially consistent with those in the statement of Purchased Assets and Assumed Liabilities as of November 27, 1999 referred to in
Section 3.06 (the "Balance Sheet"). "Closing Net Worth" means the excess of the book value of the Purchased Assets over the book value of the Assumed Liabilities as reflected on the Closing Statement. The Closing Statement shall exclude: (i) all assets that in accordance with generally accepted accounting principles would be classified as intangible assets, including, without limitation, goodwill, patents, trademarks, deferred expenses and unamortized debt discount; (ii) all liabilities for which Buyer is indemnified pursuant to this Agreement and the receivable arising from such indemnification obligation; and (iii) the effect (including the Tax effect) of any act, event or transaction occurring after the Closing (but prior to the close of business on the Closing Date) and not in the ordinary course of business of the Business. For purposes of the Closing Statement, the amount of any accounts payable due to, or any accounts receivable due from, Buyer or its affiliates will be determined by agreement between Buyer and Seller, or absent such agreement, through arbitration. In auditing the Closing Statement, Buyer's independent accountant will follow generally accepted auditing standards and such other procedures as are customary including, as appropriate, conducting a physical inventory and verifying third party receivables and payables.

          (b) If Seller disagrees with Buyer's calculation of Closing Net Worth delivered pursuant to Section 2.08(a), Seller may, within 30 days after delivery of the documents referred to in Section 2.08(a), deliver a notice to Buyer disagreeing with such calculation and setting forth Seller's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Seller disagrees, and Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of Closing Net Worth delivered pursuant to Section 2.08(a).

          (c) If a notice of  disagreement  shall be duly delivered  pursuant to
Section 2.08(b), Buyer and Seller shall, during the 15 days following such delivery, use their reasonable commercial efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Net Worth, which amount shall not be less than the amount thereof shown in Buyer's calculations delivered pursuant to Section 2.08(a) nor more than the amount thereof shown in Seller's calculation delivered pursuant to
Section 2.08(b). If during such period, Buyer and Seller are unable to reach such agreement, they shall promptly thereafter cause the Accounting Referee promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Net Worth. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Statement or Buyer's calculation of Closing Net Worth as to which Seller has disagreed. The Accounting Referee shall deliver to Buyer and Seller, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Buyer and Seller. The cost of such review and report shall be borne (i) by Buyer if the difference between Final Net Worth and Closing Net Worth as set forth in Buyer's calculation of Closing Net Worth delivered pursuant to Section 2.08(a) is greater than the difference between Final Net Worth and Closing Net Worth as set forth in Seller's calculation of Closing Net Worth delivered pursuant to Section 2.08(b), (ii) by Seller if the first such difference is less than the second such difference and (iii) otherwise equally by Buyer and Seller. "Final Net Worth" means Closing Net Worth
(x) as shown in Buyer's calculation delivered pursuant to Section 2.08(a) if no notice of disagreement with respect thereto is duly delivered pursuant to
Section 2.08(b); or (y) if such a notice of disagreement is delivered, (A) as agreed by Buyer and Seller pursuant to Section 2.08(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.08(c); provided that in no event shall Final Net Worth be less than Buyer's calculation of Closing Net Worth delivered pursuant to Section 2.08(a) or more than Seller's calculation of Closing Net Worth delivered pursuant to Section 2.08(b).

          (d) Buyer and Seller agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Net Worth and in the conduct of the audits and reviews referred to in this Section 2.08, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

         Section 2.09. Adjustment of Purchase Price. (a) The parties will make payments as follows:

          (i) If Final Net Worth exceeds $335.9 million, Buyer shall pay to Seller, in the manner and with interest as provided in 2.09(b), an amount equal to such excess (the "Excess Payment").

         (ii) If Final Net Worth is less than $335.9 million, Seller shall pay to Buyer, in the manner and with interest as provided in Section 2.09(b), an amount equal to the sum of

                       (A) the lesser of (x) $19.5  million  and (y) 110% of the
                  excess of $335.9 million over Final Net Worth, and

                       (B) the excess,  if any, of $275  million  over Final Net
                  Worth (the "Make-Up Payment").

          (b) Any payment pursuant to Section 2.09(a) shall be made within 10 days after determination of Final Net Worth (the "Final Payment Date") by the paying party causing such payment to be credited to such account of the receiving party as may be designated by such receiving party. The amount of any payment to be made pursuant to this Section 2.09 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to LIBOR plus 1.0%. For these purposes, "LIBOR" means "USD-LIBOR-ISDA" (as defined in the 1991 ISDA Definitions published by the International Swaps and Derivatives Association) with a "Designated Maturity" of one month under such definition and reset every month. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

         Notwithstanding anything herein to the contrary, the parties agree that:

          (i) All payments pursuant Section 2.09(a) shall be made in cash or other immediately available funds except as provided in clause (ii) or
         (iii) below.

         (ii) The Excess Payment shall, at the option of Buyer, be paid in (A) accounts receivable that are, as of the Final Payment Date, not in dispute and not aged over 60 days and are valued on a basis consistent with the Closing Statement or inventory that has been received from the original manufacturer no longer than three weeks prior to the Final Payment Date and valued at the lower of cost or market (including any purchase price protection received thereon), in each case that would have otherwise constituted Purchased Assets or otherwise arises in connection with the Business after the Closing, (B) cash or (C) any combination thereof. To the extent that any such items are transferred to Seller, they shall be treated as Excluded Assets.

        (iii) The Make-Up Payment shall, at the option of Seller, be paid in Specified Current Assets, cash or any combination thereof. "Specified Current Assets" means, in each case free and clear of all Liens,

                           (x) accounts receivable that (A) are, as of the Final
                  Payment Date, not in dispute and not aged over 60 days, (B) are not accounts receivable due from IBM, Hewlett Packard, Dell or Toshiba and (C) are valued on a basis consistent with the Closing Statement, or

                           (y) product  inventory  that (A) has been received by
                  Seller from the original manufacturer no longer than three weeks prior to the Final Payment Date, (B) is not IBM, Hewlett Packard, Dell or Toshiba inventory and (C) is valued at the lower of cost or market (including any purchase price protection received thereon).

         During the 60-day period after the Final Payment Date, Buyer will use reasonable and customary efforts to collect such receivables and sell such inventory in the ordinary course of business. At the end of such period, Seller will pay to Buyer in cash the excess, if any, of the Make-Up Payment (less the amount of such payment made in cash) over the amounts actually realized by Buyer from such accounts receivable and inventory not to exceed the value used in making the Make-Up Payment. Buyer shall assign such unsold inventory and uncollected accounts receivable to Seller. Buyer shall not waive any rights against the account debtor in respect of any accounts receivable so assigned.

                                    ARTICLE 3

                    Representations and Warranties of Seller

         Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

         Section 3.01. Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect. Seller has heretofore delivered to Buyer true and complete copies of the certificate of incorporation and bylaws of Seller as currently in effect.

         Section 3.02. Corporate Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller. In connection with the authorization of this Agreement, the Seller's Board of Directors has received an opinion of Goldman, Sachs & Co. to the effect that the consideration to be paid pursuant to this Agreement is fair to Seller from a financial point of view.

         Section  3.03.  Governmental  Authorization.  Except  as set  forth  in
Schedule 3.03, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (ii) any actions or filings which, if not taken or made, would not have a Material Adverse Effect or materially adversely affect the ability of Seller to consummate on the transactions contemplated hereby; and (iii) any filings or notices not required to be made or given until after the Closing Date.

         Section 3.04. Noncontravention. Except as set forth in Schedule 3.04, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller, (ii) assuming compliance with the matters referred to in Section 3.03, violate any law, rule, regulation, judgment, injunction, order or decree, (iii) assuming the obtaining of all Required and Other Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any benefit relating to the Business or the Purchased Assets or Assumed Liabilities to which Seller or any of its subsidiaries is entitled under any agreement or other instrument or (iv) result in the creation or imposition of any Lien on any Purchased Asset, except, in the case of clauses
(ii), (iii) and (iv), for such matters as would not have a Material Adverse Effect.

         Section 3.05. Required and Other Consents. (a) Schedule 3.05(a) sets forth each agreement or other instrument binding upon Seller or any of its subsidiaries or any Permit requiring a consent or other action by any person as a result of the execution, delivery and performance of this Agreement, except such consents or actions as would not, individually or in the aggregate, have a Material Adverse Effect if not received or taken by the Closing Date (the "Required Consents").

          (b) Schedule 3.05(b) sets forth each other consent or action by any person (the "Other Consents") under such agreements or other instruments or Permits that is necessary with respect to the execution, delivery and performance of this Agreement.

         Section 3.06. Financial Statements. The November 27, 1999 statement of Purchased Assets and Assumed Liabilities attached hereto as Schedule 3.06 fairly presents the Purchased Assets and Assumed Liabilities as at such date in accordance with U.S. generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audited balance sheet of Seller included in the Seller 8-K. The revenues, gross margins, pre-coop selling, general and administrative expenses and earnings before taxes for Company 42/Distribution-Operations business for each month in the nine months ended September 25, 1999 fairly present such items in all material respects on a consistent basis.

         Section  3.07.  Absence  of Certain  Changes.  Except as  disclosed  on
Schedule 3.07, since November 30, 1999 (the "Balance Sheet Date") or, after the date hereof, in respect of transactions required by this Agreement, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Seller, or any repurchase, redemption or other acquisition by Seller or any of its subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Seller or any of its subsidiaries;

          (c) any incurrence, assumption or guarantee by Seller or any of its subsidiaries of any indebtedness for borrowed money that will constitute an Assumed Liability;

          (d) any creation or other incurrence of any Lien on any Purchased Asset other than in the ordinary course of business consistent with past practices;

          (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

          (f) any transaction or commitment made, or any contract or agreement entered into, by Seller or any of its subsidiaries relating to the Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller or any of its subsidiaries of any contract or other right, in either case, material to the Business or Purchased Assets and Assumed Liabilities, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (g) any change in any method of accounting or accounting practice by Seller with respect to the Business, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

          (h) any increase in compensation payable to any Business Employee, other than in the ordinary course of business consistent with past practices; or

          (i) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any Business Employees, which Business Employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to Business Employees.

         Section 3.08. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Business of any kind (whether known or unknown, accrued, contingent, absolute or otherwise) that will constitute an Assumed Liability and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (a) liabilities or obligations provided for in the Balance Sheet or disclosed in the notes thereto;

          (b)   liabilities disclosed on Schedule 3.08; and

          (c) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to the Business.

         Section 3.09. Material Contracts. (a) Except as disclosed in Schedules 3.09, 3.12, 3.14, 3.15 or 9.01, neither Seller nor any of its subsidiaries is a party to or bound by any of the following agreements that will constitute a Purchased Asset or an Assumed Liability:

              (i) any lease of personal property (other than forklifts and related equipment) providing for annual rentals of $50,000 or more or any lease of real property;

              (ii) any agreement committing Seller to purchase materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by Seller of $100 million or more or (B) aggregate payments by Seller of $200 million or more;

              (iii) any agreement committing Seller to sell materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments to Seller of $50 million or more or (B) aggregate payments to Seller of $100 million or more;

              (iv) any partnership, joint venture or other similar agreement or arrangement;

              (v) any agreement relating to the prospective acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

              (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding $10 million and which may be prepaid on not more than 30 days notice without the payment of any penalty and (B) entered into subsequent to the date of this Agreement as permitted by Section 3.07(c);

              (vii) any option, license, franchise or similar agreement;

              (viii) any sales agency, dealer, sales representative, marketing or other similar agreement that, in the aggregate, accounted for at least 80% of Seller's revenues from resellers for the nine months ended September 25, 1999;

              (ix) any agreement that limits the freedom of Seller or any of its subsidiaries to compete in any line of business or with any person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset or which would so limit the freedom of Buyer after the Closing Date;

              (x) any agreement with or for the benefit of any officer, director, 5% or more shareholder or affiliate of Seller; or

              (xi) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Business.

          (b) Each agreement disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of Seller and is in full force and effect, and none of Seller or any of its subsidiaries or, to the knowledge of Seller, any other party thereto is in default or breach in any material respect under the terms of any such agreement, and, to the knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder, except for such matters as would not have a Material Adverse Effect. True and complete copies of each such agreement, including all amendments and modifications thereto, have been delivered to Buyer.

         Section 3.10. Litigation. Except as set forth in Schedule 3.10, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Seller, threatened against or affecting, the Business or any Purchased Asset before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 3.11. Compliance with Laws and Court Orders. Except as set forth in Schedule 3.11, neither Seller nor any of its subsidiaries is in violation of, or has violated, any applicable law, rule, regulation, judgment, injunction, order or decree applicable to the Purchased Assets or the conduct of the Business, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.12. Properties. (a) Schedule 3.12(a) correctly lists all real property used or held primarily in connection with the Business, including leasehold interests (the "Real Property"), and any Liens thereon (other than Permitted Liens or Liens disclosed on Schedule 3.12(b)), specifying in the case of leases or subleases, the name of the lessor or sublessor.

          (b) Seller has good and marketable, indefeasible, fee simple title to, or in the case of leased property, valid leasehold interests in, all tangible Purchased Assets (whether real, personal or otherwise) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices. No tangible Purchased Asset is subject to any Lien, except:

          (i)   Liens disclosed on Schedule 3.12(b);

         (ii)   Liens securing Assumed Liabilities; or

        (iii) Liens that do not materially detract from the value of such Purchased Asset, or materially interfere with any present or intended use of such Purchased Asset (clauses (ii) - (iii) of this Section 3.12(b) are, collectively, the "Permitted Liens").

          (c) There are no developments affecting any of the Purchased Assets pending or, to the knowledge of Seller threatened, which are reasonably likely to materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of such Purchased Assets.

          (d) Except for the Excluded Assets, the Real Property includes all real property as is used or held primarily in connection with the conduct of the business and operations of the Business as heretofore conducted.

          (e) Except as disclosed in Schedule 3.12 and except as would not have a Material Adverse Effect, (i) the plants, buildings, structures and equipment included in the Purchased Assets have no defects, are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present and intended uses and, in the case of plants, buildings and other structures (including, without limitation, the roofs thereof), are structurally sound; (ii) none of the structures on the Real Property encroaches upon real property of another person, and no structure of any other person encroaches upon any Real Property; (iii) the Real Property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under all applicable building, zoning, subdivision and other land use and similar laws, regulations and ordinances; and (iv) there has been no actual or, to Seller's knowledge, threatened taking of all or any portion of the Real Property by eminent domain or similar governmental power, and no condemnation proceedings are currently pending or, to Seller's knowledge, threatened with respect to the Real Property.

         Section 3.13. Sufficiency of and Title to the Purchased Assets. (a) Except for the Excluded Assets, the Purchased Assets constitute all of the property and assets used or held primarily in connection with the Business and are adequate to conduct the Business as currently conducted.

          (b) Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest (on the terms of the existing agreement as in effect on the date hereof assuming that the subject asset is used in the same manner as it is currently used by Seller) in, each of the tangible Purchased Assets, free and clear of all Liens, except for Permitted Liens and Liens disclosed in Schedule 3.12(b), and all of the right, title and interest of Seller and its subsidiaries in and to any intangible Purchased Assets.

         Section 3.14. Intellectual Property. Except for the Excluded Assets, Seller and its subsidiaries have sufficient rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, trade names, copyrights, trade secrets, processes and other proprietary rights that are necessary for the Business as now conducted (collectively the "Intellectual Property Rights"). Except as set forth on Schedule 3.14, none of Seller or any of its subsidiaries has assigned, hypothecated or otherwise transferred or encumbered any of the Intellectual Property Rights and none of the Intellectual Property Rights purport to grant sole or exclusive licenses or other rights to any other person, including, without limitation sole or exclusive licenses limited to specific fields of use. To the best of Seller's knowledge, the patents owned by Seller or its subsidiaries relating to the Business are valid and enforceable and any patent issuing from patent applications of Seller or its subsidiaries will be valid and enforceable. Except as disclosed in Schedule 3.14, (i) to the best of the Seller's knowledge, there is no infringement by any other person of any of the Intellectual Property Rights, and (ii) neither Seller nor any of its subsidiaries has entered into any agreement to indemnify any person against any charge of infringement of any of the Intellectual Property Rights except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect. To the best of Seller's knowledge, neither Seller nor any of its subsidiaries has violated or infringed in connection with the Business any intellectual property right of any other person, and neither Seller nor any of its subsidiaries has received any communication alleging that it violates or infringes the intellectual property right of any other person. Except as set forth on Schedule 3.14, neither Seller nor any of its subsidiaries has been sued or is being sued or has reason to believe that it may be sued for infringing in connection with the Business any intellectual property right of another person. None of the processes, techniques and formulae, research and development results or other know-how or show-how relating to the Business, the value of which to the Business is contingent upon maintenance of the confidentiality thereof, has been disclosed by Seller or any affiliate thereof to any person other than those persons who have a need to know thereof and who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law.

         Section 3.15. Licenses and Permits. Schedule 3.15 correctly describes each material governmental license, authorization, consent and approval to the extent relating to the Business (the "Permits") together with the name of the government agency or entity issuing such Permit. Except as set forth on the
Schedule 3.15, (i) the Permits are valid and in full force and effect, (ii) Seller is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Permits and (iii) none of the Permits will, assuming the related Required Consents have been obtained prior to the Closing Date, be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. Upon consummation of such transactions, Buyer will, assuming the related Required Consents or Other Consents, as the case may be, have been obtained prior to the Closing Date, have all of the right, title and interest in all Permits primarily relating to the Business (other than Excluded Assets).

         Section 3.16. Finders' Fees. Except for Goldman Sachs & Co., whose fees will be paid by Seller, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

         Section 3.17. Environmental Compliance. (a) Except for such matters as would not reasonably be expected to have a Material Adverse Effect or as disclosed in Schedule 3.17:

              (i) no written notice of violation or liability, demand, request for information, citations, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending, or to the knowledge of Seller or any of its subsidiaries, threatened by any governmental entity or other person with respect to any matters relating to the Business or the Purchased Assets or Assumed Liabilities and relating to or arising out of any Environmental Law;

              (ii) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at any of the Purchased Assets or Real Property or any property now or previously owned, leased or operated by Seller or any of its subsidiaries and used in connection with the Business, except in compliance with applicable Environmental Laws or where such would not reasonably be expected to result in liability under any Environmental Law; and

              (iii) Seller and each of its subsidiaries have all environmental permits necessary for the Business and the Purchased Assets to comply with applicable Environmental Laws and are in compliance with the terms of such permits and all applicable Environmental Laws, and there are no Environmental Liabilities.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Seller or any of its subsidiaries has knowledge and possession in relation to the Business or the Purchased Assets which has not been delivered to Parent at least two days prior to the date hereof.

          (c) Except as disclosed to Buyer in writing on or prior to the date hereof, neither Seller nor any of its subsidiaries owns, leases or operates any real property in respect of the Business or the Purchased Assets in New Jersey or Connecticut.

          (d) For purposes of this Section, the following terms shall have the meanings set forth below:

         "Seller" and "subsidiary" shall include any entity which is, in whole or in part, a predecessor of Seller or any of its subsidiaries;

         "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental regulation, or any binding agreement with any governmental authority, relating to the environment or the effect of the environment on human health, or regulating the discharge, release, disposal or emission to the environment of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials;

         "Environmental Liabilities" means any and all liabilities or obligations of the Business or the Purchased Assets or Assumed Liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under any Environmental Law;

         "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, which in any event is regulated under Environmental Laws.

         Section 3.18. Year 2000 Compliance . Seller has conducted an assessment of its and its subsidiaries' internal operating systems, processes, software, hardware and equipment relating to the Business and based upon this assessment has developed a plan designed to ensure that the same are Year 2000 Compliant on or before December 31, 1999. To the knowledge of Seller, such plan will be implemented and successfully completed on or before December 31, 1999, and the implementation and completion of such plan will not have a Material Adverse Effect. The term "Year 2000 Compliant", as used herein, shall mean that the applicable systems, processes, software, hardware and/or equipment is able to perform the following functions without human intervention: (a) handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (b) function accurately and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (c) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century.

         Section 3.19. No Transfer of Substantially All of Seller's Assets. The transactions contemplated by this Agreement (i) do not require the approval of Seller's stockholders under Delaware law and (ii) do not constitute the conveyance, transfer or lease of all or substantially all of Seller's assets substantially as an entirety under the agreements governing the 6 3/4% Convertible Subordinated Debentures due 2016 issued by a subsidiary of Seller and the 6 3/4 Trust Convertible Preferred Securities related thereto.

         Section 3.20. Financing. Seller has received and furnished a copy to Buyer of an executed Third Amendment and Waiver dated as of January 4, 2000 (the "Amendment and Waiver") to Seller's Credit Agreement dated as of April 9, 1999, as amended (the "Credit Agreement") attached as Schedule 3.20 hereto. As of the date hereof, Seller has no knowledge, after reasonable inquiry, of any facts or circumstances that would result in any of the conditions set forth in the Amendment and Waiver not being satisfied.

                                    ARTICLE 4

                     Representations and Warranties of Buyer

         Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

         Section 4.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         Section 4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer.

         Section 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official other than (i) compliance with any applicable requirements of the HSR Act; (ii) any actions or filings which, if not taken or made, would not have a material adverse effect on Buyer or materially adversely effect the ability of Buyer to consummate the transactions contemplated hereby; and (iii) any filings or notices not required to be made or given until after the Closing Date.

         Section 4.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in
Section 4.03, violate any law, rule, regulation, judgment, injunction, order or decree, or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any agreement or other instrument binding upon Buyer, except, in the case of (ii) and (iii), for such matters as would not materially adversely effect the ability of Buyer to consummate the transactions contemplated by this Agreement.

         Section 4.05. Finders' Fees. Except for Greenhill & Co., LLC and Salomon Smith Barney Inc., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 5

                               Covenants of Seller

         Seller agrees that:

         Section 5.01. Conduct of the Business. From the date hereof until the Closing Date, Seller and its subsidiaries shall conduct the Business in the ordinary course consistent with past practice and shall use their reasonable commercial efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date and except as otherwise required by this Agreement or the Fulfillment Agreement between Buyer and Seller dated as of the date hereof (the "Fulfillment Agreement"), Seller will not, and will not permit any of its subsidiaries to:

          (a) with respect to the Business, acquire a material amount of assets from any other person, other than purchases of materials or products in the ordinary course of business;

          (b) sell, lease, license or otherwise dispose of any Purchased Assets except (i) pursuant to existing contracts or commitments and (ii) sale of inventory in the ordinary course consistent with past practice;

          (c) except in the ordinary course  consistent with Seller's  customary
practices,   will  not  with  respect  to  the  Business  collect  any  accounts receivable, delay payment of any accounts payable or sell any inventory;

          (d) terminate the employment of any Business Employee (except for (i) terminations of employment in connection with the restructuring of Seller's business as publicly announced prior to the date hereof, which terminations are itemized in Schedule 5.01(d), (ii) termination by an employee and (iii) termination for cause);

          (e)   agree or commit to do any of the foregoing; or

          (f) take or agree or commit to take any action that, to the knowledge of Seller, would or is likely to make any representation or warranty of Seller hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date.

         Section 5.02. Access to Information; Confidentiality. (a) From the date hereof until the Closing Date, Seller will (i) give Buyer and its authorized representatives reasonable access to the properties, books and records and employees of Seller and its subsidiaries relating to the Business or the Purchased Assets or Assumed Liabilities and such financial and other information relating to the Business or the Purchased Assets or Assumed Liabilities as such persons may reasonably request and (ii) instruct the employees, counsel and financial advisors of Seller to cooperate with Buyer in its investigation of the Business or the Purchased Assets or Assumed Liabilities. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller or otherwise unreasonably harm such business. Notwithstanding the foregoing, Buyer shall not have access to personnel records of Seller relating to individual performance or evaluation records, medical histories or other information which in Seller's good faith opinion is sensitive or the disclosure of which could subject Seller to risk of liability. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller hereunder. The foregoing information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter agreement dated as of November 9, 1999 between Buyer and Seller (the"Confidentiality Agreement") which shall continue in effect.

          (b) After the Closing, Seller and its affiliates will hold, and will use their reasonable commercial efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business or the Purchased Assets or Assumed Liabilities, except to the extent that such information can be shown to have been (i) in the public domain through no fault of Seller or its affiliates or
(ii) later lawfully acquired by Seller on a non-confidential basis from sources other than those related to its prior ownership of the Business. The obligation of Seller and its affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

         (c) After the Closing Date, Seller will give Buyer and its authorized representatives reasonable access to properties, books and records and employees of Seller to the extent necessary to permit Buyer to determine any matters relating to its rights or obligations hereunder or any other reasonable business purpose relating to the Business or the Purchased Assets or Assumed Liabilities; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of Seller or otherwise harm such business.

         Section 5.03. Seller's Sales Personnel. Seller agrees that for the period from the date hereof until the Closing Date, Seller will review with Buyer any plans of Seller or its subsidiaries to terminate the employment of any of Seller's and its subsidiaries' sales and marketing employees.

         Section 5.04. ICG Alliance. At the request of Buyer, Seller will use reasonable commercial efforts to ensure that Buyer becomes a member of the ICG Services alliance prior to the Closing.

         Section 5.05. Leasehold Defaults. Seller will as of the Closing cure any payment defaults under any leases of Real Property.

         Section 5.06. Use of Proceeds. Seller will use a portion of the Purchase Price for the repayment of Seller Indebtedness and will retain the balance, if any, in Seller for use in its ongoing business.

                                    ARTICLE 6

                               Covenants of Buyer

         Buyer agrees that:

         Section 6.01. Access. After the Closing Date, Buyer will give Seller and its authorized representatives reasonable access to the properties, books and records and employees of Buyer and its affiliates relating to the Business to the extent necessary to permit Seller to determine any matter relating to its rights and obligations hereunder or any other reasonable business purpose relating to any period ending on or before the Closing Date; provided that any such access by Seller shall not unreasonably interfere with the conduct of the business of Buyer and its affiliates.

         Section 6.02. Products for Seller's Franchisees. Buyer will use reasonable efforts to provide product to Seller for resale to Seller's franchisees, but only to the extent such product is available to Buyer for resale, on terms consistent with those Buyer offers to similarly situated resellers

                                    ARTICLE 7

                          Covenants of Buyer and Seller

         Buyer and Seller agree that:

         Section 7.01. Further Assurances. (a) Subject to the terms and conditions of this Agreement, Buyer and Seller will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement (including, in the case of Seller, the condition in Section 10.03(b)). Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

          (b) Seller hereby constitutes and appoints, effective as of the Closing Date, Buyer and its successors and assigns as the true and lawful attorney of Seller with full power of substitution in the name of Buyer, or in the name of Seller but for the benefit of Buyer, (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         Section 7.02. Certain Filings. Seller and Buyer shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 7.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         Section 7.04. Trademarks; Tradenames. (a) Except as set forth otherwise in this Section 7.04, after the Closing, (i) Seller and its subsidiaries shall not use any of the marks or names used primarily in the Business as set forth on
Schedule 7.04(a) the "Business Trademarks and Tradenames") and (ii) Buyer and its subsidiaries shall not use any of the marks or names set forth on Schedule 7.04(b) (the "Seller Trademarks and Tradenames").

          (b) After the Closing, Buyer shall have the right to sell existing inventory and to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing any Seller Trademarks and Tradenames until the earlier of (i) six months after the Closing Date and (ii) the date existing stocks are exhausted. Buyer shall have the right to use the Seller Trademarks and Tradenames in advertising that cannot be changed by Buyer using reasonable efforts for a period not to exceed 90 days after the Closing Date. Buyer shall comply with all applicable laws or regulations in any use of packaging or labeling containing the Seller Trademarks and Tradenames.

         (c) Buyer shall not be obligated to change the Seller Trademarks and Tradenames on goods in the hands of dealers, distributors and customers at the time of the expiration of a time period set forth in subsection 7.04(b) above. The obliteration of the Seller Trademarks and Tradenames shall be deemed compliance with the covenant not to use the Seller Trademarks and Tradenames pursuant to this Section 7.04 with respect to the property to which such Seller Trademarks and Tradenames were not affixed.

          (d) Buyer agrees to cease using the Seller Trademarks and Tradenames on buildings, cars, trucks and other fixed assets as soon as possible within a period not to exceed six months after the Closing Date.

          (e) Seller agrees that its consent to the amendment or extension of this Section will not be unreasonably withheld if Buyer cannot exhaust existing inventory within six months of the Closing Date.

         Section 7.05. Warn Act. The parties agree to cooperate in good faith to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") as a result of the transactions contemplated by this Agreement. Buyer will be responsible for providing any notification that may be required under the WARN Act with respect to any Transferred Employees. Seller will be responsible for providing any notification that may be required under the WARN Act with respect to any employees of the Business that are not Transferred Employees.

         Section 7.06. Notices of Certain Events. Buyer and Seller shall promptly notify each other of:

          (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; and

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

         Section 7.07. Operating Agreements. On the date hereof, the parties entered into the Fulfillment Agreement in the form set forth as Exhibit B. At Closing, the parties will enter into definitive agreements on the terms set forth in Schedule 7.07 relating to the sharing of (1) Tech Center, (2) Gateway Building, (3) Corporate Headquarters and (4) Corporate IT Function.

                                    ARTICLE 8

                                   Tax Matters

         Section 8.01. Tax Definitions. The following terms, as used herein, have the following meanings:

         "Code" means the Internal Revenue Code of 1986.

         "Pre-Closing Tax Period" means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

         "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, without limitation, withholding on amounts paid to or by any person, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other person.

         Section 8.02. Tax Matters. Seller hereby represents and warrants to Buyer that

          (a) Seller has timely paid all Taxes which will have been required to be paid on or prior to the date hereof, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would constitute an Assumed Liability.

          (b) Seller has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay, all Taxes, which arise from or with respect to the Purchased Assets or the operation of the Business and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would constitute an Assumed Liability.

         Section 8.03. Tax Cooperation; Allocation of Taxes. (a) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets or Assumed Liabilities (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Purchased Assets and Assumed Liabilities for a period of at least six years following the Closing Date. At the end of such period, each party shall provide the other with at least 10 days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or Assumed Liabilities or the Business.

          (b) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Buyer based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the Closing Date (with respect to any such taxable period, the "Post-Closing Tax Period"), provided, however, that Seller shall not be responsible for any increased assessments resulting from the transactions contemplated hereby. Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period.

          (c) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be borne equally by Seller and Buyer. Buyer and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The party that is required by applicable law to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary.

          (d) Apportioned Obligations and Transfer Taxes described in Section 8.03(b) or 8.03(c) shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. The paying party shall be entitled to reimbursement from the non-paying party in accordance with Section 8.03(b) or (c), as the case may be. Upon receipt of any bill for, or payment of, any such Apportioned Obligation or Transfer Tax, the paying party shall present a statement to the non-paying party setting forth the amount of reimbursement to which the paying party is entitled under Section 8.03(b) or (c), as the case may be, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party shall make such reimbursement promptly but no event later than 10 days after the presentation of such statement. Any payment not made within such time shall bear interest at a rate set forth in Section 2.09(b) for each day until paid.

                                    ARTICLE 9

                                Employee Benefits

         Section  9.01.   Employee  Benefits   Representations.   Seller  hereby
represents and warrants to Buyer as of the date hereof and as of the Closing Date, that:

         (a) Schedule 9.01(a) lists each material "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Seller or any ERISA Affiliate and covers any person who is a Business Employee, as defined in Section 9.02 (any such plan, arrangement or policy, an "Employee Plan"). Copies of each Seller 401(k) Plan (as defined in Section 9.01(b)) and each other Employee Plan that provides for severance, vacation, sick leave or deferred compensation and all amendments thereto and written interpretations thereof have been furnished to Buyer. For purposes of this Agreement, "ERISA Affiliate" of Seller shall mean any other entity which, together with Seller, would be treated as a single employer under
Section  414 of the  Code.  Since  December  31,  1998,  except  as set forth in
Schedule 9.01(a), no employee benefit plan or arrangement, including without limitation any Employee Plan, or modification thereto, has been adopted that would, individually or in the aggregate, increase materially the operating cost of the Business.

         (b) No Employee Plan is a multiemployer plan, as defined in Section 3(37) of ERISA, and no Employee Plan is subject to Title IV of ERISA. Neither Seller nor any of Seller's ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or any of its affiliates. The InaCom Employees Retirement Savings Plan and Trust, the Vanstar Corporation 401(k) Plan, the Office Products of Minnesota Inc. 401(k) Plan, the National Technology Group 401(k) Plan, the Computerland 401(k) Plan and the Mentor Technologies Ltd. 401(k) Plan (the "Seller 401(k) Plans") have been determined to be qualified under Section 401(a) of the Code and nothing has occurred with respect to such plans since such determination that could reasonably be expected to result in the loss of such qualification or exemption from tax. Each plan loan outstanding under the Seller 401(k) Plans is fully secured by the vested Plan account balance of the applicable participant, and each such loan has been extended on such terms and administered in such a manner as to avoid treatment as a distribution under Section 72(p) of the Code.

         (c) Neither Seller nor any of its subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or labor organization.

         (d) Neither Seller nor any of its subsidiaries has, in connection with the Business, engaged any individual as an independent contractor or made payments for services to be performed by any individual as an independent contractor who should be considered, under applicable law, an employee of (rather than an independent contractor to) Seller or any of its subsidiaries.

         Section 9.02. Employees and Offers of Employment. For purposes of this Agreement, "Business Employees" shall mean the individuals described in Schedule
9.02. As soon as practicable after the date hereof, Seller shall provide Buyer with a list containing the names of all of the Business Employees, and through the Closing Date Seller shall periodically revise such list to include each Business Employee newly hired by Seller or its affiliate, and to reflect termination of employment or similar personnel changes. At Closing, Buyer or its affiliate shall offer employment, in a comparable position and at the same rate of salary (or, if applicable, base hourly rate), to each Business Employee who is actively employed as of the Closing Date, and each inactive Business Employee who is on approved leave on the Closing Date because of jury duty, family or medical leave, sick leave, short-term disability, vacation or military duty; provided, however, that nothing contained herein is intended to confer upon any Business Employee any right to continued employment after the Closing Date. Each Business Employee who accepts (or is deemed to accept) employment with Buyer on the Closing Date is referred to herein as a "Transferred Employee". Seller hereby agrees that neither Seller nor any affiliate shall (i) rehire or continue to employ any Business Employee at any time prior to the first anniversary of the Closing Date; or (ii) offer any Business Employee any severance or similar benefits payable on termination of such Employees' employment by Seller or its affiliate; provided, that this clause (ii) shall not apply with respect to any Business Employee unless Buyer offers such Employee employment in accordance with this Article 9, at a location no greater than 50 miles from that in effect at the Closing Date.

         Section 9.03. Seller's Employee Benefit Plans. (a) Seller shall retain all obligations and liabilities under the Employee Plans and any other benefit plan or arrangement of Seller or its affiliate in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee. Except as expressly set forth herein, Seller or its designated affiliate shall retain all liabilities and obligations in respect of benefits accrued by Transferred Employees under the Employee Plans and any other benefit plan or arrangement of Seller or its affiliate, and neither Buyer nor any of its affiliates shall have any liability with respect thereto. Except as expressly set forth herein, no assets of any Employee Plan shall be transferred to Buyer or any of its affiliates or to any plan of Buyer or any of its affiliates. Seller shall take all actions necessary (including any necessary plan amendments) to cause accrued benefits or account balances of Transferred Employees under the Seller 401(k) Plans to be fully vested as of the Closing Date, and to provide that Transferred Employees shall be entitled to the full benefit of any matching contribution under the Seller 401(k) Plans for the plan year that includes the Closing Date (the "Closing Plan Year") attributable to amounts actually deferred prior to the Closing Date by Transferred Employees under the Seller 401(k) Plans during the Closing Plan Year, to the extent consistent with the governing plan documents and the past practice of Seller, excluding:

              (i) any discretionary matching contribution determined after the Closing Date; and

              (ii) any nondiscretionary matching contribution the allocation of which to a participant's account is conditioned on such participant's being employed at the end of the Closing Plan Year.

          (b) In the event that Seller reasonably determines that the transactions contemplated by this Agreement constitute an event described in
Section  401(k)(10)(A)(ii) of the Code, Seller shall take all actions necessary:
(i) to permit Transferred Employees to elect to take distributions (subject to applicable law) of their accounts thereunder in accordance with the terms of such plans; and (ii) to the extent Transferred Employees so elect, to roll over the amounts received from the Seller 401(k) Plans (including, to the extent permissible under applicable law, any outstanding loans) to an individual retirement account or to one or more defined contribution retirement plans qualified under Section 401(a) of the Code and maintained by Buyer or one of its affiliates (the "Buyer 401(k) Plans"). Buyer shall cause the Buyer 401(k) Plans to accept such rollovers, provided Buyer receives evidence reasonably acceptable to it that the Seller 401(k) Plans are qualified under the applicable provisions of the Code. In the event that Buyer and Seller reasonably determine that the transactions contemplated by this Agreement do not constitute an event described in Section 401(k)(10)(A)(ii) of the Code, then as soon as practical following receipt by Buyer and Seller of favorable determination letters or Buyer's certification to Seller, and Seller's certification to Buyer, in a manner reasonably acceptable to both Seller and Buyer, that Buyer's 401(k) Plans and Seller's 401(k) Plans are qualified under the applicable provisions of the Code, Seller shall cause the trustee of Seller's 401(k) Plans to transfer, solely in the form of cash or notes representing outstanding participant loans, assets representing the full account balances of the Transferred Employees, together with the appropriate net investment return (including unrealized appreciation or depreciation) thereon, reduced by any necessary benefit or withdrawal payments made in respect of Transferred Employees prior to the actual date of transfer, to the trustee of Buyer's 401(k) Plans.

          (c) With respect to the Transferred Employees (including any beneficiary or dependent thereof), Seller shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to claims that are covered by such arrangements and incurred (whether or not reported), prior to the Closing Date, and (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to claims incurred prior to the Closing Date, including liability for any retroactive worker's compensation premiums attributable to such period. With respect to Transferred Employees (including beneficiaries or dependents thereof), Buyer or its affiliate shall be responsible, in accordance with the terms of its benefit plans and arrangements, for (I) all liabilities and obligations arising under any group life, accident, medical, dental or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to claims that are covered by such arrangements and incurred (whether or not reported) on or after the Closing Date, and (II) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to claims incurred on or after the Closing Date, including liability for any retroactive workers' compensation premiums attributable to such period. Buyer shall assume all liabilities and obligations of Seller under any vacation or sick leave plan or arrangement with respect to Transferred Employees, to the extent such liabilities are reflected on the Closing Statement. Buyer shall assume all liabilities of Seller under any nonqualified deferred compensation plan or arrangement with respect to Transferred Employees, but only to the extent such liabilities are funded by means of a rabbi trust; and Seller shall, as soon as practicable after the Closing Date, pay to Buyer, by wire transfer in a cash lump sum, the full amount of such funding.

         For purposes of this Section 9.03(c), claims shall be deemed to have been incurred:

          (A) with respect to all death or dismemberment claims, on the actual date of death or dismemberment;

          (B) with respect to all disability claims on the date the claimant became unable to (x) perform his or her regular duties of employment, in the case of an employee claimant, or (y) perform the normal day-to-day responsibilities that would reasonably be expected of someone of similar age and lifestyle, in the case of a dependent claimant;

          (C) with respect to sick leave claims, on each day for which sick leave benefits are payable to the claimant;

          (D) with respect to all medical, drug or dental claims, on the date the service was received or the supply was purchased by the claimant; provided, however, a medical claim relating to a claimant's hospitalization shall be deemed to be incurred on the date the claimant was first hospitalized; and

          (E) with respect to workers' compensation claims, on the date the incident occurred.

         Section 9.04. Buyer Benefit Plans. As of the Closing Date, each Transferred Employee shall become a participant in all employee benefit plans of Buyer (or comparable employee benefit plans of its affiliate) on the same terms and conditions as similarly situated employees of Buyer, to the extent such Transferred Employee satisfies the applicable eligibility requirements under such plans. Transferred Employees shall participate under Buyer's "welfare plans" (within the meaning of Section 3(1) of ERISA) as of the Closing Date without any waiting periods, evidence of insurability, or the application of any preexisting physical or mental condition restrictions (except, in each case, to the extent applicable and unsatisfied under Seller's welfare plans, and except to the extent otherwise required for coverage by Buyer's long-term disability insurance carrier); and, to the extent relevant, Buyer shall provide credit for claims incurred during 2000 and prior to the Closing Date for purposes of applying deductibles, co-payments, out-of-pocket maximums, and benefit maximums. Buyer or one of its affiliates will recognize all service of the Transferred Employees with Seller or any of its affiliates, only for purposes of: (i) eligibility to participate and vesting, under those employee benefit plans (within the meaning of Section 3(3) of ERISA) in which the Transferred Employees are eligible to participate, and are in fact participating, on and after the Closing Date; and (ii) level of benefits, under any vacation or sick leave plan in which the Transferred Employees are eligible to participate, and are in fact participating, on and after the Closing Date. With respect to any Transferred Employee who participates in an Employee Plan which is a "flexible spending arrangement," within the meaning of Proposed Treasury Regulation ss. 1.125-2 (a "Seller FSA"), Buyer or its affiliate shall permit such Transferred Employee to continue to participate after the Closing Date in a flexible spending account maintained by Buyer, and shall credit such Transferred Employee with an account balance equivalent to that which applied, as of the Closing Date, to the Transferred Employee under the applicable Seller FSA. As soon as practicable after the Closing Date, either Seller shall pay to Buyer the amount described in "X" below, or Buyer shall pay to Seller the amount described in "Y" below, whichever is applicable, in either case by wire transfer in a cash lump sum. For this purpose, "X" shall mean the amount, if any, by which the aggregate amount deferred through such date by Transferred Employees under the Seller FSAs during the plan year in which the Closing Date occurs exceeds aggregate claims paid for such year on behalf of such Transferred Employees under the Seller FSAs; and "Y" shall mean the amount, if any, by which aggregate claims paid for such year on behalf of Transferred Employees under the Seller FSAs exceeds the aggregate amount deferred through the Closing Date by Transferred Employees under the Seller FSAs during such year.

         Section 9.05. Inactive Employees. Seller shall retain all liability with respect to Business Employees who are absent from active employment on the Closing Date other than for the reasons expressly stated in the third sentence of Section 9.02 (any such employee, an "Inactive Business Employee"). Subject to applicable law, if any Inactive Business Employee returns directly from such leave of absence to active employment, then from and after the date of such return such Inactive Business Employee shall be treated as a Transferred
Employee under this Article 9, applying this Article with respect to such Inactive Business Employee by substituting the date of his or return to active employment for the Closing Date, where applicable hereunder.

         Section 9.06. Severance Benefits. Buyer agrees that, in the event any Transferred Employee is terminated by Buyer during the one-year period immediately following the Closing Date, Buyer shall provide such Transferred Employee with a severance benefit which is not less than the cash separation payment that would have been provided for by Seller's severance pay policy and the severance agreements between Seller and certain Transferred Employees as listed in Schedule 9.06, had such Transferred Employee been terminated under the same circumstances by the Seller immediately prior to the Closing Date, but only to the extent the terms of such severance pay policy and severance agreements have been fully disclosed to Buyer prior to the date hereof.

         Section 9.07. COBRA. Seller shall retain all obligations and liabilities arising under Section 601 of ERISA or Section 4980B of the Code which result from the termination of employment of any employee of Seller or its affiliate, including without limitation any such obligations or liabilities which result from the termination of employment of any Business Employee on or prior to the Closing. Buyer shall have sole responsibility for all obligations and liabilities arising under Section 601 of ERISA or Section 4980B of the Code with respect to all Transferred Employees, and "qualified beneficiaries" of Transferred Employees, for whom a "qualifying event" has occurred after the Closing Date. The terms "qualified beneficiaries" and "qualifying event" shall have the meaning ascribed to them under Section 4980B of the Code and Sections 601-608 of ERISA.

         Section 9.08. Continuation of Certain Administrative Services and Insurance Coverage. To the extent (i) requested by Buyer in writing prior to the Closing Date and (ii) the Closing occurs within 30 days (or, if the Seller fails to comply with its obligations under the last sentence of this Section 9.08, 60 days) after the date of this Agreement (such 30- or 60-day period, the "Post-Signing Period"), Seller agrees to (A) continue to provide certain administrative services in respect of the Transferred Employees as reasonably necessary for Buyer to conduct the Business, which shall be limited to payroll services, record keeping services and claims processing services and (B) to cover Transferred Employees under the Employee Plans which constitute "welfare plans" within the meaning of Section 3(1) of ERISA and which provide for insurance coverage, to the extent such coverage is permitted under the terms of such plans and the applicable insurance contracts, and to provide claims processing services in respect of the Transferred Employees in both cases for the duration of the Post-Signing Period or, in either case, until such earlier time as Buyer or its designated affiliate can assume responsibility for such insurance and administrative services in an orderly manner. Buyer agrees to reimburse Seller, within seven business days after its receipt from Seller of an invoice with respect to such services, for any and all of Seller's costs and all other expenses reasonably incurred in continuing to provide such insurance and administrative services, including, without limitation, insurance premiums, cost of direct claims reimbursement under any self-insured plans and a reasonable share of all other related administrative and other costs and expenses of any nature whatsoever. Such continuation of insurance and administrative services shall not affect the allocation of liabilities and obligations as set forth in this Article 9. Buyer shall use all reasonable efforts to arrange for such insurance and administrative services as promptly as possible in order to avoid using Seller's services under this Section; and Seller shall use all reasonable efforts to provide Buyer, as promptly as possible, with computer tapes, data or other payroll or other information necessary for Buyer to assume responsibility for such insurance and administrative services.

         Section 9.09. Short Term Disability. Notwithstanding anything to the contrary in this Article 9, the following provisions shall apply with respect to any Business Employee who is absent from work on the Closing Date by reason of short-term disability, within the meaning of the applicable Employee Plan covering such Business Employee (an "STD Employee"): At Closing, Buyer or its affiliate shall offer employment, contingent on returning to work, to each STD Employee in accordance with the third sentence of Section 9.02, and Seller shall comply with the requirements set forth in the last sentence of Section 9.02 with respect to such STD Employee (substituting such STD Employee's Return Date, as defined below, for the Closing Date). The date on which any STD Employee returns directly from disability leave of absence to active employment shall be referred to hereunder as such STD Employee's "Return Date". Any STD Employee who accepts Buyer's or its affiliate's offer of employment as of his or her Return Date shall be treated as a Transferred Employee under this Article 9, applying this Article with respect to such STD Employee by substituting his or her Return Date for the Closing Date where applicable hereunder. Until his or her Return Date, each STD Employee shall continue to be employed by Seller or its affiliate and covered under the Employee Plans and other benefit arrangements of Seller and its affiliates in accordance with their terms. Until each STD Employee's Return Date, Buyer or its affiliate shall reimburse Seller or its affiliate for one-half of the cost of any employee benefit incurred on or after the Closing Date with respect to such STD Employee which is: (i) incurred in the ordinary course of business under an Employee Plan; and (ii) not provided through the purchase of insurance. For this purpose, medical and dental benefits shall be treated as provided through the purchase of insurance. Seller shall not take any action that would impair or diminish the coverage of any STD Employee under any applicable plan or policy of insurance.

         Section 9.10. Foreign Benefit Plans. Buyer and Seller agree to cooperate and to take all actions reasonably necessary to effectuate the transfer, where (i) permissible and consistent with common practice or (ii) required by law, from Seller or one of its affiliates to Buyer or one of its affiliates (or from a plan or trust maintained by Seller or one of its affiliates to a plan or trust maintained by Buyer or one of its affiliates) of assets (and corresponding liabilities) attributable to Transferred Employees under any Employee Plan maintained primarily for the benefit of employees resident outside the United States ("Non-U.S. Business Employees"). Any liability that Buyer or its affiliate is required by law to assume with respect to Non-U.S. Business Employees by virtue of the transactions contemplated by this Agreement which is not fully offset by a transfer of assets pursuant to the preceding sentence shall be reflected as a liability on the Closing Statement; provided, that if such liability (determined without reduction for any such transfer of assets) as reasonably computed by the parties no later than seven days prior to the Closing Date exceeds $500,000 in the aggregate, Buyer may elect, on notice given no later than five days before the Closing Date, to assume such excess or cause all such Non-U.S. Business Employees not to be treated as Business Employees (in which case such Non-U.S. Business Employees shall be made available by Seller for secondment to Buyer after the Closing Date, at Buyer's election, the post-closing employment-related costs of such seconded employees to be borne by Buyer); provided, that Seller may nevertheless cause such employees to be treated as Business Employees if it, upon notice given to Buyer on or before the Closing Date, pays such excess to Buyer. Seller shall promptly (and in any event no later than 10 days after the date hereof) furnish Buyer with full and complete information concerning the identities and locations of the Non-U.S. Business Employees (nothing in this sentence being deemed to limit Seller's ability to hire employees in the ordinary course of its business); benefit, compensation, severance and similar plans, commitments or obligations with respect thereto; and workers councils or similar organizations applicable to the Non-U.S. Business Employees.

         Section 9.11. Cooperation. Seller and Buyer agree to cooperate with each other in good faith in effectuating the provisions of this Article 9, and to furnish each other promptly with such information concerning employees and employee benefit plans, arrangements or policies as is necessary and appropriate to carry out the terms hereof. Without limiting the foregoing, Seller agrees to provide Buyer with a reasonable opportunity to communicate with Business Employees prior to the Closing Date.

         Section  9.12.  No Third  Party  Beneficiaries.  No  provision  of this
Article 9 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or of any of its subsidiaries in respect of continued employment (or resumed employment) with either Buyer or any of its affiliates and no provision of this Article 9 shall create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or any plan or arrangement which may be established by Buyer or any of its affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its affiliates.

                                   ARTICLE 10

                              Conditions to Closing

         Section 10.01. Conditions to Obligations of each Party. The obligations of Buyer and Seller to consummate the Closing are subject to the satisfaction of the following conditions:

         (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

         (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall prohibit or enjoin the consummation of the Closing.

         (c) Buyer and the Board of Directors of Seller shall have received a customary opinion of a nationally recognized investment banking or appraisal firm, in form and substance reasonably satisfactory to Buyer and such Board , regarding the solvency of Seller after the Closing, including that the fair value of Seller's assets would exceed Seller's liabilities, Seller would be able to pay its debts as they become due and Seller's remaining capital would not be unreasonably small for its business.

         Section 10.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date and (ii) the representations and warranties of Seller contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

         (b) There shall not be any injunction, judgment, order or decree of a court of competent jurisdiction entered, or any law, rule or regulation enacted, adopted, amended or deemed applicable that prohibits the Closing or is reasonably likely to have a Material Adverse Effect, or a material adverse effect on Buyer and its affiliates , taken as a whole, or the ability of Buyer to own and exercise control over the Business after the Closing;

         (c) The Amendment and Waiver shall have become effective (assuming the Closing hereunder shall have occurred), or Seller shall have at Closing available funds sufficient (i) to effect all necessary refinancing of all outstanding indebtedness under the Credit Agreement that is required as a result of the transactions contemplated by this Agreement and to pay all related fees and expenses and (ii) to provide reasonable working capital to Seller's business after the Closing.

         (d) Execution and delivery by Seller of the Services, Supply and Sales Agreement in the form and substance set forth as Exhibit C hereto (the "Services, Supply and Sales Agreement");

         (e) (i) Seller shall have received all Required Consents, in each case in form and substance reasonably satisfactory to Buyer and without imposing any incremental costs on Buyer, and no such consent, authorization or approval shall have been revoked or be subject to revocation and (ii) material terms of any lease of Real Property not subject to a Required Consent shall not have been changed to impose any incremental costs to Buyer.

         (f) Buyer shall have (i) obtained at its sole cost an ALTA extended coverage form of leasehold owner's title insurance policies, or binders to issue the same, dated the Closing Date and in amounts satisfactory to Buyer insuring or committing to insure, at ordinary premium rates without any requirement for additional premiums, title to the Real Property as indicated by an asterisk in
Schedule 3.12(a), free and clear of any Liens, except for Permitted Liens and Liens disclosed on Schedule 3.12(b); provided that the condition in this clause
(i) will be deemed satisfied without regard to any Liens that may exist on landlord's interest and (ii) received evidence reasonably satisfactory to it that all Liens on any of the Purchased Assets arising under any of Seller's indebtedness for borrowed money that is not an Assumed Liability shall have been released, including without limitation duly executed partial releases under all applicable UCC financing statements.

         (g) Buyer shall have received on or before the Closing Date an opinion of Willkie Farr & Gallagher and an opinion of Richards Layton & Finger, in each case in the form provided to Buyer prior to the date hereof.

         Section 10.03. Conditions to Obligation of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing

Date and (ii) the representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing Date, as if made at and as of such date.

         (b) The Amendment and Waiver shall have become effective (assuming the Closing hereunder shall have occurred), or Seller shall have refinanced all outstanding indebtedness under the Credit Agreement on terms that in the aggregate are not, in Seller's reasonable judgment, materially more adverse to Seller than the terms under the Amendment and Waiver.

         (c) Execution and delivery by Buyer of the Services, Supply and Sales Agreement in the form and substance set forth as Exhibit C hereto.

                                   ARTICLE 11

                            Survival; Indemnification

         Section 11.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing; provided that the representations and warranties contained in
Section 3.13 shall survive indefinitely.

         Section 11.02. Indemnification. (a) Seller hereby indemnifies Buyer and its affiliates and their respective directors, officers, employees and agents against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by any such person arising out of:

          (i) any misrepresentation or breach of warranty made by Seller contained in Section 3.13;

         (ii) any breach of covenant or agreement made or to be performed by Seller pursuant to this Agreement; or

        (iii) any Excluded Liability.

            (b) Buyer hereby indemnifies Seller and its affiliates and their respective directors, officers, employees and agents against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any such person arising out of:

          (i) any breach of covenant or agreement made or to be performed by Buyer pursuant to his Agreement; or

         (ii) any Assumed Liability.

         Section  11.03.  Procedures.  The party seeking  indemnification  under
Section 11.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 11.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE 12

                                   Termination

         Section 12.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

          (a)   by mutual written agreement of Seller and Buyer; or

          (b)   by either Seller or Buyer,

               (i) if the Closing shall not have been consummated on or before March 31, 2000; provided that the right to terminate this Agreement pursuant to this Section 12.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; or

               (ii) if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final judgment, injunction, order or decree of any court of competent jurisdiction.

         The party desiring to terminate this Agreement pursuant to clause 12.01(b) shall give notice of such termination to the other party.

         Section 12.02. Effect of Termination. If this Agreement is terminated pursuant to Section 12.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided that no such termination shall relieve any party of any liability or damages resulting from
(i) any action taken by such party that, to such party's knowledge after reasonable inquiry, would, or would likely result in a, breach of any covenant hereunder or (ii) any inaccuracy in the representations and warranties of such party as of the date hereof that would constitute a failure to satisfy the conditions in Section 10.02(a)(ii) or 10.03(a)(ii), as applicable, if at the date hereof such party had or would have had, after reasonable inquiry, knowledge of such inaccuracy. The provisions of Section 13.03, 13.05, 13.06 and
13.07 shall survive any termination hereof pursuant to Section 12.01.

                                   ARTICLE 13

                                  Miscellaneous

         Section 13.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Parent or Buyer, to:

         Compaq Computer Corporation

         20555 S.H. 249 MS110701
         Houston, Texas 77070-2698
         Attention: Wendy Caswell
         Fax: (281) 518-8642

with copies to:

         Compaq Computer Corporation

         20555 S.H. 249 MS110701
         Houston, Texas 77070-2698
         Attention: Thomas C. Siekman
         Fax: (281) 518-8209
         and

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017

         Attention: Christopher Mayer, Esq.
         Fax: (212) 450-4800

if to Seller, to:

         InaCom Corp.
         10810 Farnam, Suite 200
         Omaha, Nebraska 68154

         Attention: Chief Financial Officer
         Fax: (402) 758-3602

         with a copy to:

         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, New York 10019
         Attention: Jack H. Nusbaum, Esq.
         Fax: (212) 728-8111

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         Section 13.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 13.03. Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. If the Closing occurs, Buyer and Seller shall share equally the cost of obtaining the opinion referenced in Section 10.01(c).

         Section 13.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder.

         Section 13.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law rules of such state.

         Section 13.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 shall be deemed effective service of process on such party.

         Section 13.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 13.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         Section 13.09. Entire Agreement. This Agreement, the Fulfillment Agreement, the Services, Supply and Sales Agreement, the agreements contemplated by Section 7.07 and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         Section 13.10. Bulk Sales Laws. Buyer and Seller each hereby waive compliance by Seller with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state.

         Section 13.11. Parent Guarantee. Parent hereby agrees to guarantee Buyer's obligations to Seller, in accordance with the terms of this Agreement, for payment of the Purchase Price under Article 2 and any indemnification amounts under Section 11.02(b).

         Section 13.12. Schedules. Reference to any Schedule in Article 3 shall be deemed a reference to the applicable section of the disclosure schedule provided by Seller to Buyer on or prior to the date hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    INACOM CORP.

                                    By:   /s/ Gerald A. Gagliardi

                                          --------------------------------
                                          Gerald A. Gagliardi
                                          President and Chief Executive Officer


                                    COMPAQ COMPUTER
                                        CORPORATION

                                    By:   /s/ Michael J. Winkler
                                          --------------------------------
                                          Michael J. Winkler
                                          Senior Vice President and
                                          Group Manager


                                    ITY CORP.

                                    By:   /s/ Michael J. Winkler

                                          --------------------------------
                                          Michael J. Winkler
                                          President

                                                                       EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ________ __, 2000, between InaCom Corp., a Delaware corporation ("Seller"), and ITY Corp., a Delaware corporation ("Buyer").

                              W I T N E S S E T H :

         WHEREAS, Buyer and Seller have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions of the Asset Purchase Agreement dated as of January __, 2000 (the "Asset Purchase Agreement"; terms defined in the Asset Purchase Agreement and not otherwise defined herein being used herein as therein defined);

         WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has agreed to assume certain liabilities and obligations of Seller;

         NOW, THEREFORE, in consideration of the sale of the Purchased Assets and in accordance with the terms of the Asset Purchase Agreement, Buyer and Seller agree as follows:

           1. (a) Seller does hereby sell, transfer, assign and deliver to Buyer all of the right, title and interest of Seller in, to and under the Purchased Assets; provided that no sale, transfer, assignment or delivery shall be made of any or any material portion of any of the agreements or Permits if an attempted sale, assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. The foregoing sale, transfer, assignment and delivery is made without representation, warranty or recourse of any kind, except as set forth in the Asset Purchase Agreement.

          (b) Buyer does hereby accept all the right, title and interest of Seller in, to and under all of the Purchased Assets (except as aforesaid) and Buyer assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities.

            2. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

            3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       INACOM CORP.

                                 By:_______________________________
                                      Name:
                                      Title:


                                       ITY CORP.

                                 By:_______________________________
                                      Name:
                                      Title:

                                                                       EXHIBIT B

                                                              January 4, 2000

Gerald Gagliardi

President and Chief Executive Officer
Inacom Corporation
10810 Farnam Drive

Omaha, NE  68514

Dear Gerry:

         This letter of understanding sets forth the understanding between Compaq Computer Corporation, a Delaware corporation ("Compaq"), and Inacom Corporation, a Delaware corporation ("Inacom"), regarding Compaq's desire that Inacom provide, and Inacom's desire to provide, certain configuration and distribution services ("Services") with respect to certain Compaq products and services for major and small and medium business accounts in North America. Compaq and Inacom agree to cooperate and use their reasonable commercial efforts to negotiate in good faith a definitive fulfillment agreement ("Fulfillment Agreement") governing the Services, on terms mutually-agreeable to Compaq and Inacom.

         1. Inacom agrees that, from and after the date of this letter until the Expiration Date (as defined below), it will not execute any agreement or arrangement regarding the provision of configuration or distribution services to any person or entity that could reasonably be expected to, either individually or in the aggregate, following the Expiration Date require utilization of more than 7.5% of Inacom's potential configuration or distribution capacity.

         2. Each of Compaq and Inacom agree that it will bear its own expenses and costs with regard to the transactions contemplated by this letter including without limitation the fees and expenses of its legal counsel.

         3. This letter of understanding shall expire on the earlier to occur of
(a) the closing of the Asset Purchase Agreement dated of even date herewith between Compaq and Inacom; and (b) February 6, 2000 (the earlier to occur of such dates, the "Expiration Date") unless the Fulfillment Agreement shall have been executed and delivered prior to such date, in the case of which execution and delivery the Fulfillment Agreement shall supersede this letter.

         4. This letter of understanding shall be subject to that certain Confidentiality Agreement dated November 9, 1999, between Compaq and Inacom.

         5. If the foregoing accurately summarizes our understanding with respect to the proposed Fulfillment Agreement, please date and execute the enclosed duplicate original of this letter and return the same to the undersigned not later than January 4, 2000. This letter of understanding may be executed in multiple counterparts, but all of which together shall constitute but one and the same instrument.

                                   Very truly yours,

                                   COMPAQ COMPUTER CORPORATION

                                   By: ____________________________
                                        Name: Michael J. Winkler
                                        Title: Senior Vice President and Group
                                        Manager, Commercial Personal
                                        Computing Group


AGREED TO AND ACCEPTED
AS OF January 4, 2000

INACOM CORPORATION

By: _________________________________
Name:    Gerald A. Gagliardi
Title:   President and Chief Executive Officer

                                                                       EXHIBIT C

                      SERVICES, SUPPLY AND SALES AGREEMENT

         SERVICES, SUPPLY AND SALES AGREEMENT (THE "AGREEMENT"), dated as of ________ __, 2000, by and between COMPAQ COMPUTER CORPORATION, A DELAWARE CORPORATION ("COMPAQ"), ITY Corp., a Delaware corporation and a WHOLLY-OWNED SUBSIDIARY OF COMPAQ ("COMPAQ SUB"), AND INACOM CORPORATION, A DELAWARE CORPORATION ("INACOM").

                                    RECITALS

         WHEREAS, Compaq Sub and Inacom have entered into an Asset Purchase Agreement dated as of January __, 2000 (THE "ASSET PURCHASE AGREEMENT");

         WHEREAS, the execution of this Agreement is a condition to Compaq Sub acquiring, and Inacom disposing of, the Purchased Assets (as defined in the Asset Purchase Agreement) in connection with the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                             AGREEMENT TO COOPERATE

         SECTION 1.1. Services Agreement. Compaq agrees to assist Inacom in the generation of incremental revenues from its service business during the three-year period following the closing of the Asset Purchase Agreement. The revenue will be derived from the following (as summarized on Exhibit 1):

          1. Compaq shall outsource an additional $10 million, $20 million and $25 million in 2000, 2001 and 2002 respectively over the 1999 levels for on-site warranty work, subject to the provisions of Section 7 below. Compaq's intent is to move as much on-site warranty work to Inacom as possible. It is understood that any business above the committed amount will depend on the percentage of Compaq's business that is direct to end-user.

          2. Compaq shall provide $50 million, $75 million and $100 million of service revenue to Inacom in 2000, 2001 and 2002 respectively over the 1999 levels for the ongoing delivery and management of the service obligation sold with Compaq hardware to customers, subject to the provisions of Section 7 below. Compaq's intent is to build a service revenue stream for Inacom from the sale of desktop, laptop and workstation products from Compaq to all customers. In all cases, the volume of service revenue above the Compaq commitment will depend on the sale of Compaq branded services with the product sale, which will be influenced in turn by the percentage of Compaq's business that is direct to end user and the value of the Compaq brand for service sold by other resellers.

          3. Compaq shall outsource to Inacom an additional $5 million, $10 million and $20 million in 2000, 2001 and 2002 respectively over the 1999 levels for call handling and off-site support, subject to the provisions of Section 7 below.

          4. Compaq shall provide $15 million, $25 million and $35 million of service revenue to Inacom in 2000, 2001 and 2002 respectively over 1999 levels for the delivery and ongoing management of service obligations from the sale of Inacom services, such as asset management services by Compaq, subject to the provisions of Section 7 below. Compaq's intent is to expand Compaq's service portfolio by adding Inacom's asset management service offerings and direct delivery of that business to Inacom.

          5. Compaq commits to designate Inacom as a "Premier Service Partner for Distributed Infrastructure Services". Compaq also commits to provide $5 million, $10 million and $15 million of professional services subcontracting to Inacom in 2000, 2001 and 2002 respectively over 1999 levels, subject to the provisions of Section 7 below. Compaq's intent is to refer and recommend personal computer integration opportunities to Inacom and utilize Inacom capabilities, such as MCSE resources, to support Compaq Professional Service projects.

          6. FOR PURPOSES OF THIS SECTION 1.1, "COMPAQ'S INTENT" shall mean that Compaq will use commercially reasonable efforts to direct revenue to Inacom above Compaq's revenue commitment.

          7. The obligations set forth in this Section 1.1 shall be subject to Inacom's ability to competitively price its services (which for these purposes shall not require Inacom to be the lowest-priced service provider) and to satisfy Service Level Agreements for service capabilities and performance, as mutually agreed to by the parties. In addition, it is agreed that Inacom will offer Compaq its most favored customer fees, i.e. the lowest fees which it charges any of its customers, for the services described in this Section 1.1 , except in the instance where lower pricing is offered to "meet competition" in response to a documented lower bid, as such term is commonly used in the relevant industry.

         SECTION 1.2. Supply. In connection with Inacom's computer services business, Compaq Sub and Inacom agree as follows:

         The parties agree that when Inacom places an order with Compaq Sub for hardware and Procurement Services, as defined below, Compaq Sub will invoice the amount directed by Inacom and collect from the customer for the invoiced amount; provided that Inacom, acting as an agent of Compaq Sub, shall have entered into an agreement with the customer relating to the acquisition of such hardware and Procurement Services, in form and substance reasonably acceptable to Compaq Sub. Such agreement shall include a grant of a purchase money security interest in favor of Compaq or Compaq Sub, as appropriate, on all hardware and related software licenses supplied by Compaq Sub. From these collected amounts, Compaq Sub will retain its sales price for hardware and Procurement Services, and pay the remaining proceeds to Inacom as an agency fee. As used herein, "sales price" shall mean, (i) with respect to hardware, Compaq's actual cost (excluding the impact of volume incentive rebates) with respect to third party hardware and US1 or TOSS price, whichever is applicable, with respect to Compaq's hardware, and
(ii) with respect to Procurement Services, the fees as per the Fee Schedule. In the event that the invoiced amounts are insufficient to cover the sales price of the hardware and Procurement Services as per the Fee Schedule (defined below), Inacom agrees to pay the difference to Compaq Sub. The scope of Inacom's agency is as set forth in Exhibit 2.

          1. Inacom agrees to make Compaq Sub its preferred provider of the procurement services listed in Exhibit 3 ("Procurement Services"), meaning only that Inacom shall direct at least 75% of its requirements for such services to Compaq Sub. The obligations set forth in this Section 1.2(1) shall be subject to Compaq Sub's ability to competitively price its services (which for these purposes shall not require Compaq Sub to be the lowest-priced service provider) and to satisfy Service Level Agreements for service capabilities and performance, as mutually agreed to by the parties.

          2. Inacom will pay a fee to Compaq Sub for the Procurement Services based on the fee schedule, attached hereto as Exhibit 4 (the "Fee Schedule"). Compaq Sub agrees to provide Inacom with a fixed rate structure for the Procurement Services, which does not depend on rebates for volume attainment. In any event, Compaq Sub will offer Inacom the most favored procurement service customer fees of Compaq Sub or any of its affiliates, i.e. the lowest fees which it charges any of its customers for the Procurement Services except in the instance where lower pricing is offered to "meet competition" in response to a documented lower bid, as such term is commonly used in the relevant industry. Upon reasonable notice, Compaq Sub will give Inacom's independent third party auditor access, on a quarterly basis, to Compaq and multi-vendor sales price information at the SKU level, including but not limited to product cost and freight information, for the sole purpose of verifying Compaq Sub's pricing of the Procurement Services. All such information shall be subject to the terms of the Confidentiality and Non-disclosure Agreement executed by the parties.

          3. In the event that Compaq Sub must go outside of the normal distribution agreements with third party vendors in order to obtain third party products, it will absorb commercially reasonable increases in product costs associated with such procurement. If Compaq Sub determines that such costs are not commercially reasonable, Compaq Sub will offer Inacom the right to procure such products from its own channels. Inacom shall be responsible for product sourcing cost increases resulting from instances where Compaq has a distribution agreement with a particular vendor, but product is unavailable, provided Inacom has agreed to incur such additional costs.

          4. Compaq and Compaq Sub agree that any marketing funds or other vendor funding (including rebates) provided to Compaq by third party vendors for sales of product to customers where Inacom acted as agent, shall be paid to Inacom within a reasonable time following receipt by Compaq, provided that Inacom agrees to independently satisfy any vendor requirements for such funding.

          5. Inacom will provide Compaq Sub with a list of current and potential accounts and Compaq Sub will determine a credit limit and any other appropriate limitations or requirements for each such account. To the extent that Inacom sells products within each customer's credit limit, Compaq Sub will assume the credit risk. However, to the extent that Inacom sells products in excess of any customer's credit limit, Inacom must bear the credit risk. Inacom agrees that all payment terms for its customer invoices shall be net 30 days from receipt of invoice by customer.

          6. As part of its Procurement Services, Compaq Sub will provide invoice and collection services for accounts receivable on product procured by customers through Inacom from Compaq Sub under the name of Compaq Sub or Inacom (as agent for Compaq Sub), whichever Inacom prefers. These invoice and collection services will only be available for hardware and/or Procurement Services. Inacom agrees to pay agreed upon fees for customer invoices that are not paid when due in accordance with the Fee Schedule, to the extent the payment period is in excess of the payment period calculated into the assumptions for the Fee Schedule. Compaq's obligation for collections of accounts receivables in this provision is only effective for hardware and Procurement Services delivered by Compaq and sold by Inacom after the close of the Asset Purchase Agreement.

          7. Inacom will not bear any inventory price protection risk. If Inacom or a customer requires Compaq Sub to hold inventory beyond the normal stocking period, then Inacom agrees to pay to Compaq Sub a price protection risk fee in accordance with the Fee Schedule to the extent the inventory holding period is in excess of the inventory price protection element calculated into the assumptions for the Fee Schedule.

         SECTION 1.3.  Sales Agreement.

          1. Compaq and Inacom will jointly develop Compaq-branded service offerings for end users ("Services"). These services will be performed by Inacom and will be sold through the Compaq sales force.

          2. Compaq and Inacom will jointly develop and agree on rules of engagement, which will include, among other things, Relationship Management and Joint Account Planning. Compaq and Compaq Sub agree (and agree to cause their affiliates) not to directly solicit, the Inacom customers with contracts that include the purchase of Compaq hardware or a demonstrated run-rate of the purchase of Compaq hardware, as set forth in Exhibit 5, where Compaq's direct product sales and services offerings are competitive with those offered by Inacom as of the date hereof, for a period of one year from the date hereof, provided the customer continues to purchase Compaq product from Inacom.

                                   ARTICLE II.

                                  MISCELLANEOUS

         SECTION 2.1. Definitive Agreements; Binding Effect. The parties agree to use their reasonable best efforts to complete definitive agreements with respect to the matters described in Article 1 within 30 days of the date hereof. Until superseded by such definitive agreements, this Agreement shall be binding on the parties.

         SECTION 2.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         If to Inacom, to:

                  Inacom Corporation
                  Attention: Dick Anderson
                  2001 Westside Parkway

                  Suite 260
                  Alpharetta, GA  30004

         If to Compaq or Compaq Sub, to:

                  Compaq Computer Corporation

                  20555 SH 249
                  Houston, TX 77070
                  Attention: Mike Pocock
                  Facsimile:

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 2.3. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 2.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         SECTION 2.5. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 2.6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to the conflicts of law rules of such state.

         SECTION 2.7. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 2.8. Term. The term of this Agreement shall be for a period of three (3) years from the date of execution. Following the first anniversary of the date of execution of the Asset Purchase Agreement, the parties agree to renegotiate pricing for Procurement Services for pricing periods to be mutually agreed to by the parties to the extent necessary to ensure that pricing for Procurement Services remains competitively priced in the marketplace for each of the parties.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                            Inacom Corporation

                            By: _____________________________
                                Name:
                                Title:
                                Date:

                            Compaq Computer Corporation

                            By: _____________________________
                                Name:
                                Title:
                                Date:


                            ITY Corp.

                            By: _____________________________
                                Name:
                                Title:
                                Date:

SERVICES, SUPPLY & SALES AGREEMENT

                                    EXHIBIT 1

                               REVENUE COMMITMENTS

Compaq agrees that it shall purchase the following aggregate service revenues over 1999 levels from Inacom over the course of the next three years. In addition, Compaq shall be obligated to satisfy the individual services categories within plus or minus twenty-five percent (25%) of the revenue targets outlined below, provided that Compaq shall be required to achieve revenue commitments in the aggregate. Compaq estimates that it will achieve the aggregate revenue commitment for 2000 on the following basis: $10M in 1Q00; $20M in 2Q00; $25M in 3Q00; $30M in 4Q00, provided that Compaq shall be required to achieve the 2000 revenue commitment in the aggregate.


----------------------------------------- ------------------- ----------------- ------------------

INCREMENTAL REVENUE SOURCE                2000                2001              2002
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

1. Outsourcing of on-site warranty work   $10 million         $20 million       $25 million
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

2. Ongoing delivery and management of     $50 million         $75 million       $100 million
service obligations sold with Compaq

hardware

----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

3. Outsourcing of call handling and       $5 million          $10 million       $20 million
off-site support
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

4. Delivery and ongoing management of     $15 million         $25 million       $35 million
service obligations
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

5. Designation as "Premier Service        $5 million          $10 million       $15 million
Partner for Distributed Infrastructure
Services and subcontracting for
professional services
----------------------------------------- ------------------- ----------------- ------------------
----------------------------------------- ------------------- ----------------- ------------------

Aggregate Revenue Commitment              $85 million         $140 million      $195 million
----------------------------------------- ------------------- ----------------- ------------------

                                    EXHIBIT 2

                                 SCOPE OF AGENCY

                                    EXHIBIT 3

                              PROCUREMENT SERVICES

Compaq Sub agrees to offer the following  Procurement  Services pursuant to this
Agreement:

                 PROGRAM DEVELOPMENT & MANAGEMENT PROGRAM DESIGN Scope of Work Statement of Work Process Alignment Transition & Implementation

                 TECHNOLOGY SELECTION

                 Provide evaluation hardware Establish hardware standards Identification and cataloging of existing images Create and implement design process Design software images Create software images Create proof-of-concept system Test and validate proof-of-concept system GLOBAL PROJECT MANAGEMENT Single point of accountability International standards ORDER FULFILLMENT ACCOUNT SETUP Create account(s) Implement financing methods & processes PRICING AND AVAILABILITY 90-Day forecast Client-specific purchasing Client-owned inventory Pre-customized inventory Special bid pricing Create and maintain client-specific pricing profiles Assign and maintain client-specific SKUs Create and maintain convenience bundles PRE-SALES CONSULTING Create & provide client-specific web-based catalog Provide configuration manual Provide live pre-sales support (standards only) Provide live pre-sales support (any products) Provide on-site pre-sales support ORDER CREATION Create adhoc system order Create adhoc order for upgrade/peripheral/supplies Create refresh plan Obtain Client internal approval Generate purchase order ORDER ENTRY, CONFIRMATION, ETAS Provide web-based order entry tool Provide centralized order entry contact Provide on-site order entry contact Provide X.12 EDI connection to client system Review order for completeness Review order for technical correctness Review order for credit availability Release order on fulfillment system Verbally confirm order and ETA to client contact Electronically confirm order and ETA to client contact ORDER MANAGEMENT Ensure product acquisition and allocation Answer order status inquires Escalate issues Advance ship notification (ASN) Returns and DOAs Track and review SLA compliance Measure and report client satisfaction MANUFACTURING AND CUSTOMIZATION Manage image and instructions Assemble system
                 (JMAS) Customize hardware Third-party component setup Partition/format fixed disk drives Asset tagging and recording Custom labeling or bar-coding Install software Operating System Shrink-wrapped applications Proprietary applications Image load Personalized system settings IP address Workgroup name Other Perform dial-out and/or leased line connectivity testing Apply client-specific data via dial-out or leased line Burn-in Troubleshoot and repair image issues Perform client-specific quality check LOGISTICS Pick and pack/repack products Special overpack Design packing per client specifications Acquire packaging Pack orders per client specifications Ensure shipment integrity Ship/Deliver products Standard ground Three-day Two-day Next-day Crisis transport service Carrier-specific delivery Time/place specific delivery INVOICING AND REPORTING Customized packing list Provide proof-of-delivery (POD) confirmation Standard invoice Summary invoice EDI invoice Invoice acceptance Payment generation (standard) Payment generation (EFT) REPORTS Product Purchase Purchase history Standard vs. non-standard By manufacturer By business unit Standards price list Order Management Daily Status Report Backorder report - open orders Proof-of-delivery (POD) Notification SLA Performance order turnaround SLA attainment Invoices Invoices billed Invoices paid Asset Management feed Client Satisfaction

                                    EXHIBIT 4

                                  FEE SCHEDULE

                                    EXHIBIT 5

                               SPECIFIED CUSTOMERS

                                  Schedule 1.01
                           Definition of the Business

         The Business means the following businesses currently conducted by Seller and its subsidiaries:

        o        Configuration and distribution operations, including:
                 o         Distribution center and distribution services
                 o         Configuration and configuration support
                 o         Central sales
                 o         Project and technology project management
                 o         Purchasing
                 o         Quality assurance
                 o         Traffic
                 o         Memphis distribution and configuration activities
                 o         Microsoft project
                 o         Asset recovery
                 o         Bid desk
                 o         Client services
                 o         Operations - International
                 o         Loss prevention
         o Reseller business, other than (1) obligations under franchise and TMS franchise agreements and (2) in Latin America

         o Tangible assets and liabilities of Government services unit, but not including Sysorex goodwill.1

         o Information technology systems and applications, but only to the extent allocated to Buyer under Section 7.07.

         o       International Operations as follows:

                 o         Project  management   activities  located  in  Omaha,
                           Nebraska and, if any, in Luxembourg

                 o         Canadian  operations (solely through Buyer's purchase
                           of  Seller's  19%  interest  in  InaCom   Information
                           Systems, Ltd., a Canadian entity).2

         o       Boston Computer Exchange

         The Business does not include the following (the "Excluded Business"):

         o         Services organization, excluding procurement.

--------
     1 Buyer has an option within three weeks of the date hereof to delete this item from the definition of "Business" if Buyer reasonably concludes after review and upon notice to Seller on or prior to the end of such three-week period that contracts representing a substantial portion of the Government business are not assignable without consent and not likely to be consented to within a customary period of time needed for obtaining such consents, including novations if necessary.

     2 Buyer has an option within two weeks of the date hereof to delete this item from the definition of the "Business".

         o        Product and service field sales force.
         o        Communications group.

         o Franchisees (including TMS) business, including sales offices and equity investments in or loans or advances to franchisees.

         o        Latin American reseller business.
         o        Rentals business.

         o        Europe business.

                                  Schedule 2.01
                                Purchased Assets


           Item                                          Purchased Assets
-----------------------------------------------------------------------------

Cash and Cash               o None
Equivalents
-----------
-----------------------------------------------------------------------------
Accounts Receivable
-------------------
o Trade                     o All   non-direct    product   accounts
                              receivable,  other than those  arising  out of (1)
                              Communications  group,  (2) Latin  America and (3)
                              Europe
                            o Government receivables
                            o Boston Computer Exchange receivables.
o Vendor                    o All accounts receivable due from Compaq.
o Securitization            o None.
-----------------------------------------------------------------------------
Inventory
---------
                            o All product  inventory,  other than  non-committed
                              inventory  related to the  following  vendors  and
                              businesses:   IBM,  HP,  Dell,   Toshiba  and  the
                              Excluded Business (as defined on Schedule 1.01)
                            o All HP printer inventory.
                            o All committed product inventory.
                            o Boston Computer Exchange inventory.
-----------------------------------------------------------------------------
Other Current Assets
--------------------
o Prepaids                  o None.
o Deferred Taxes            o None.
o Other                     o None.
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
           Item                                          Purchased Assets
-----------------------------------------------------------------------------
Fixed Assets                o All assets primarily used by the Business or the
------------                  Transferred Employees.
                            o Leasehold  interests  and  all  fixed  assets  and
                              equipment associated with the following:

                                   o Distribution and configuration  centers and
                                     central  sales  call  centers in (1) Omaha,
                                     Nebraska,  (2) Indianapolis,  Indiana,  (3)
                                     Swedesboro,  New  Jersey  and (4)  Ontario,
                                     California.

                                   o Tech center in Omaha,  Nebraska,  excluding
                                     personnel and assets not associated with information technology or distribution. See
                                     Section 7.07 for allocation of use of this facility.3

                                   o Gateway  building in Omaha,  Nebraska.  See
                                     Section 7.07 for allocation of use of this facility.

                                   o Corporate  headquarters in Omaha, Nebraska.
                                     See Section 7.07 for allocation of use of this facility.

                                   o Livermore, California facility.

                                   o Memphis, Tennessee facility.

                                   o Boston  Computer  Exchange.

                                   o Distribution center in Singapore.
-----------------------------------------------------------------------------
Intangibles                 o None.
-----------
-----------------------------------------------------------------------------
Other Assets
------------
o Other                     o 19% interest in InaCom Information Systems,  Ltd.,
                              a  Canadian   entity,   and  option  to   purchase
                              remainder.4
o Deferred Taxes            o None.
-----------------------------------------------------------------------------

--------
     3 If landlord consent to transfer of the Tech Center has not been received by Closing, the Tech Center shall become an Excluded Asset and Seller shall sublease it to Buyer.

     4 Buyer has option within two weeks of the date hereof to delete this item from the definition of "Purchased Assets" and to add it to the definition of "Excluded Assets". If this item is to be included, Buyer will purchase Seller's 19% equity interest in InaCom Information Systems, Ltd., and not the underlying assets.

                                  Schedule 2.02
                                 Excluded Assets


-------------------------------------------------------------------------------
            Item                                         Excluded Assets
-------------------------------------------------------------------------------
Cash and cash              o All.
equivalents
-----------
-------------------------------------------------------------------------------
Accounts Receivable
-------------------
o Trade                     o All direct product accounts receivable (other than
                              Government   receivables   and   Boston   Computer
                              Exchange receivables).

                            o All  accounts   receivable   arising  out  of  (1)
                              Communications  group,  (2) Latin  America and (3)
                              Europe.
o Vendor                    o All accounts  receivable other than those due from
                              Compaq.
o Securitization            o All.
-------------------------------------------------------------------------------
Inventory
---------
                           o All non-committed  product inventory related to the
                             following  vendors and  businesses:  IBM, HP, Dell,
                             Toshiba and the Excluded Business.
-----------------------------------------------------------------------------
Other Current Assets
--------------------
o Prepaids                 o All.
o Deferred Taxes           o All.
o Other                    o All.
-------------------------------------------------------------------------------
Fixed Assets
------------               o All assets primarily used by the Excluded Business.
                           o Leasehold   interests  and  all  fixed  assets  and
                             equipment associated with the following:
                                 o Services call centers in (1) Tempe,  Arizona,
                                   (2) Atlanta, Georgia and (3) Omaha, Nebraska.
                                 o Branch offices.
                                 o Wharton repair facility.
                                 o South Building in Omaha, Nebraska.
                                 o Atlanta Facilities.
                           o Corporate airplane.
-------------------------------------------------------------------------------
Intangibles
-----------                o All intangibles (including goodwill and InaCom name
                             and logo).
-------------------------------------------------------------------------------

Other Assets
------------
o Other                    o All  losses,   loss  carryforwards  and  rights  to
                             receive  refunds,  credits  and loss  carryforwards
                             with  respect  to any and all Taxes of Seller  that
                             constitute  Excluded  Liabilities,   including  any
                             interest receivable with respect thereto.
                           o Stock  in any  subsidiary  of  Seller,  other  than
                             pursuant to Buyer's option on the Canadian entity.
                           o Desktops for all employees  other than  Transferred
                             Employees.
                           o Any receivables from Seller.
o Deferred Taxes           o All.
-------------------------------------------------------------------------------
o Other                    o Monies or other properties  received by Seller as a
                             result of affirmative claims made by Seller against
                             third parties for the matters set forth in Schedule
                             3.10.
                           o Authorizations to do business.
                           o If  Buyer   elects  not  to  acquire  the  Canadian
                             interest or the Government  unit,  those items will
                             become Excluded Assets.
-------------------------------------------------------------------------------

                                  Schedule 2.03
                               Assumed Liabilities


-------------------------------------------------------------------------------
          Item                                       Assumed Liabilities
-------------------------------------------------------------------------------
Accounts Payable           o All  accounts  payable  related  to  the  following
----------------             vendors and businesses:  Compaq, Microsoft, Ingram,
                             Tech Data, 3Com,  Lexmark,  other 3rd party product
                             vendors, reseller business, and Boston Computer
                             Exchange business.
                           o Liabilities   under  the  Agreement  for  Wholesale
                             Financing  with Deutsche  Financial  Services Corp.
                             dated as of December  24,  1998,  as amended on May
                             25, 1999 and December 23, 1999.
                           o Government payables.
-------------------------------------------------------------------------------
Notes Payable                 None.
-------------
-------------------------------------------------------------------------------
Other Current
Liabilities
-----------
o Accrued liabilities     o See Article 9 relating to compensation and benefits.
o Taxes payable.          o None.
o Accrued other           o See Article 9 relating to compensation and benefits.
-------------------------------------------------------------------------------
Long Term Debt            o None.
--------------
-------------------------------------------------------------------------------
Preferred Stock           o None.
---------------
-------------------------------------------------------------------------------

                                  Schedule 2.04
                              Excluded Liabilities


-------------------------------------------------------------------------------
            Item                                      Excluded Liabilities
-------------------------------------------------------------------------------

Accounts Payable           o All  accounts  payable  related  to  the  following
----------------             vendors and businesses: IBM, Hewlett-Packard, Dell,
                             Toshiba,  Lucent,  rental  business,  international
                             businesses,   Inacom  Latin  America,   Oracle  A/P
                             (administrative payables).
                           o Liabilities under Agreement for Inventory Financing
                             with IBM Credit  Corporation  dated as of April 27,
                             1998.
                           o Accounts  payable to Compaq or its  affiliates  for
                             which  checks  have  been  written,   but  not  yet
                             released to Buyer by Seller  (provided  such checks
                             will be delivered in the ordinary course).
-------------------------------------------------------------------------------
Notes Payable                 All.
-------------
-------------------------------------------------------------------------------
Other Current
Liabilities
-----------
o Accrued liabilities      o All,  other than as  provided in Article 9 relating
                             to compensation and benefits.
                           o All  intangibles  or  liabilities  associated  with
                             Sysorex.
o Taxes payable.           o All.
o Accrued other            o All,  other than as  provided in Article 9 relating
                             to compensation and benefits.
-------------------------------------------------------------------------------
Long Term Debt             o All.
--------------
-------------------------------------------------------------------------------
Preferred Stock            o All.
---------------
-------------------------------------------------------------------------------
Other
-----                      o Any liabilities relating to any Vanstar litigation.
                           o Any liabilities  relating to earn out or contingent
                             payment   obligations   arising  from   pre-closing
                             acquisitions.
                           o Any  liabilities  relating to  litigation  (whether
                             pending,   threatened  or  settled)   disclosed  in
                             Schedule 3.10.
                           o Computer Associates software license obligations.
                           o Any payable to Seller.
-------------------------------------------------------------------------------

                                Schedule 5.01(d)

Conduct of the Business.
-----------------------
                  None.

                                  Schedule 7.04

Trademarks; Trade Names.
-----------------------
         (a)      None.

         (b) Any and all trademarks and trade names of the Seller and its affiliates, including, but not limited to, InaCom and derivatives thereof, INACOMP, VALCOM, and VANSTAR.

                                  Schedule 7.07

                             Information Technology
                 Physical Separation and Sharing of Common Costs

         Both Inacom and Compaq (the "Parties") recognize that while the Information Technology infrastructure is being physically separated, both Parties will be required to share the cost of certain personnel and assets. All cost sharing will be based on actual direct costs, with no markup or loading of indirect costs of any sort.

         During the period beginning on the signing date and ending on the Closing Date, the Parties undertake to initiate and complete a classification of all Information Technology personnel and assets as either (a) dedicated solely to the Business (the "Business Personnel and the Business Assets"), (b) dedicated solely to the Excluded Business (the "Excluded Business Personnel and the Excluded Business Assets"), or (c) jointly supporting both the Business and the Excluded Business (the "Joint Personnel and Joint Assets").

         Excluded Business Personnel remain employees of Inacom and Excluded Business Assets become Excluded Assets at the Closing Date. Each Party will bear the cost of their respective personnel and assets.

         With respect to Joint Personnel and Joint Assets (a) the Parties agree to jointly prepare a time schedule within which to achieve physical separation, and (b) share the costs of such personnel and assets, using a percentage to be determined monthly, during the period that such personnel and assets are jointly employed. As Joint Personnel or Joint Assets are no longer required, each Party will share equally in the termination cost of the Joint Personnel or the disposal cost of the Joint Asset. If either party elects to assume complete responsibility for a Joint Personnel or Joint Asset, such party will settle up with the other based on the original classification or accounting at the Closing Date.

         In any event, both Parties agree that time is of the essence in achieving separation and that in any event, all separation activities will be completed no later than 12 months after the Closing Date.

                             Administrative Services
                            Jointly Provided Services

         The Parties recognize that subsequent to closing, the temporary services of administrative support personnel will be required until such time as complete physical separation can be achieved. The Parties agree to share the cost of such personnel based on periodic estimates of the amount of time devoted to each. All cost sharing will be based on actual direct salary, benefit and insurance costs, with no markup or loading of indirect costs of any sort.

         During the period beginning on the signing date and ending on the Closing Date, Inacom and Compaq (the "Parties") undertake to initiate and complete a classification of all Administrative Support personnel as either (a) dedicated solely to the Business (the "Business Personnel"), (b) dedicated solely to the Excluded Business (the "Excluded Business Personnel"), or (c) jointly supporting both the Business and the Excluded Business (the "Joint Personnel").

         Excluded Business Personnel and Joint Personnel remain employees of Inacom at the Closing Date. Each Party will bear the cost of their respective personnel and assets.

         With respect to Joint Personnel (a) the Parties agree to jointly prepare a time schedule within which to achieve physical separation, and (b) share the costs of such personnel, using a percentage to be determined quarterly, during the period that such personnel are jointly employed. As Joint Personnel are no longer required, each Party will share equally in the termination cost of the Joint Personnel. If either party elects to assume complete responsibility for Joint Personnel, such party will settle up with the other based on the original classification or accounting at the Closing Date.

         In any event, both Parties agree that time is of the essence in achieving separation and that in any event, all separation activities will be completed no later than 12 months after the Closing Date.

                            Shared Space Arrangements

         In all matters related to leased space in the Corporate Headquarters and Gateway Buildings, each Party shall take reasonable steps to help reduce the costs to be borne by the other Party.

         With respect to the Gateway building, each Party will bear the cost of leased space attributable to the space occupied by the Business or the Excluded Business, as applicable, at the date hereof. Subtenant rentals will directly offset the cost of the leased space for the Party to which the space was attributed at the date hereof.

         With respect to the Corporate Headquarters, Seller will reimburse Buyer for its pro rata portion of the building occupied by Excluded Business Personnel and its share of Joint Personnel at the date hereof. The pro rata portion is to be based on a fraction, the numerator of which is the sum of Excluded Business Personnel plus Seller's share of Joint Personnel occupying the building at the date hereof and the denominator of which is the total number of Seller Employees occupying the building at the date hereof. The resulting fraction will be used to allocate the net cost of the building until the lease term expires. The net cost of the building is defined as the total lease cost less subtenant lease payments.

         With respect to the Tech Center in Chalco Hills:

         o With respect to the portion of the building not occupied by Information Technology personnel and assets at the date hereof, Seller will reimburse Buyer it pro rata portion of the building occupied by Excluded Business Personnel. The pro rata portion is be based on a fraction, the numerator of which is the square footage of such space occupied by Excluded Business Personnel at the date hereof and the denominator of which is the total square footage of the building (excluding the square footage occupied by Information Technology personnel and assets) at the date hereof. The resulting fraction will be used to allocate the net cost of the building until the lease term expires. Buyer agrees to use reasonable best efforts to take over space vacated by Seller and to the extent it does so utilize the vacated space, adjust the fraction downward.

         o With respect to the space occupied by Information Technology personnel and assets, Seller will reimburse Buyer its pro rata portion of the building occupied by Excluded Business Personnel and its share of Joint Personnel. The pro rata portion is to be based on a fraction, the numerator of which is the sum of Excluded Personnel plus Seller's share of Joint Personnel and the denominator of which is the sum of Excluded Business Personnel plus Business Personnel plus Joint Personnel.

                                Schedule 9.01(a)

Employee Benefits.

InaCom Employees Retirement Savings Plan and Trust

InaCom Medical, Dental, Short-Term Disability and Employee Assistance Plan

InaCom Managed Care Plan

InaCom Life, A D & D & Long Term Disability Plan

InaCom Crop Dependent Care Reimbursement Plan

InaCom Health Care Reimbursement Plan

InaCom Before-Tax Premium Payment Plan

Office Products of Minnesota Inc. 401(k) Plan

InaCom Executive Deferred Compensation Plan

InaCom Corp. 1997 Stock Plan

InaCom Severance Pay Policy

InaCom 1994 Stock Plan

InaCom Corp 1990 Stock Plan

Valcom, Inc. 1987 Stock Option Plan

Group Insurance Plan for Employees of Vanstar Corporation

Vanstar Corporation Section 401(k) Plan

National Technology Group 401(k) Plan

Computerland 401(k) Plan

Mentor Technologies Ltd. 401(k) Plan

InaCom Paid Time Off Policy

See Section 3.07(3).

                                  Schedule 9.02
                               Business Employees

         The term "Business Employees" means any person primarily employed in connection with the Business, including:

         1. Order management/central sales (approximately 806 employees, including 160 employees resident in branch offices);

         2.       Procurement services (approximately 780 employees);

         3. Configuration centers (Indianapolis; Omaha; Ontario, CA; and Swedesboro, NJ (approximately 450 employees in total);

         4.       Boston computer exchange (approximately 10 employees);

         5.       Bid desk unit (approximately 10 employees);

         6.       Reseller group (approximately 40 employees);

         7.       IT systems and applications to the extent provided in Schedule
                  1.01 (approximately 150 employees);

         8.       Memphis  center   exclusively   devoted  to  Federal   Express
                  (approximately 30 employees);

         9.       Government unit (approximately 130 employees); and

         10. Human resource, finance and marketing communications functions, but only those employees directly and exclusively involved in support of the categories listed above (approximately 30 employees).

         11. Configuration and Logistics Project Management resources in US, Europe, Singapore and Hong Kong.

                                                         1
                                  Schedule 9.06

Severance Benefits.
------------------

         See InaCom Severance Pay Policy applicable to all of Seller's employees attached hereto as Exhibit 9.06.


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